UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Reis, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

REIS, INC.
530 Fifth Avenue, 5th Floor
New York, NY 10036
(212) 921-1122
www.reis.com

April 25, 2008

Dear Stockholder:

You are cordially invited to attend the Reis, Inc. 2008 Annual Meeting of Stockholders, which will be held on Thursday, May 29, 2008, at 10:00 a.m., Eastern Daylight time, at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th Floor, New York, New York 10104.

Information about the annual meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,

-s- Lloyd Lynford
LLOYD LYNFORD
Chief Executive Officer and President

REIS, INC.
530 Fifth Avenue, 5th Floor
New York, NY 10036
(212) 921-1122
www.reis.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, May 29, 2008

The 2008 Annual Meeting of Stockholders of Reis, Inc., a Maryland corporation (“Reis” or the “Company”), will be held at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th Floor, New York, New York 10104 on Thursday, May 29, 2008 at 10:00 a.m., Eastern Daylight time, for the following purposes:

1.     To elect six directors, as follows:

a.	To elect three directors to a three year term expiring at the 2011 annual meeting of stockholders and upon the election and qualification of their respective successors.

b.	To elect two directors to a two year term expiring at the 2010 annual meeting of stockholders and upon the election and qualification of their respective successors; and

c.	To elect one director to a one year term expiring at the 2009 annual meeting of stockholders and upon the election and qualification of his or her successor.

2.	To approve and adopt the Reis, Inc. 2008 Omnibus Incentive Plan (the “2008 Omnibus Plan”).

3.	To approve and adopt the Reis, Inc. 2008 Annual Incentive Compensation Plan (the “2008 Annual Plan”).

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

5.	To transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.

These items are fully described in the Proxy Statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the annual meeting.

The board of directors has fixed the close of business on April 23, 2008 as the record date for determining the stockholders entitled to receive notice of and to vote at the annual meeting and any adjournment(s) or postponement(s) thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors

Alexander G. Simpson
Secretary

April 25, 2008
New York, New York

i

ii

iii

REIS, INC.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Reis, Inc. (“Reis” or the “Company”) to be used at the annual meeting of stockholders of the Company. The annual meeting will be held at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th Floor, New York, New York 10104, on Thursday, May 29, 2008 at 10:00 a.m., Eastern Daylight time. The 2007 Annual Report to Stockholders, including the consolidated financial statements of the Company for the fiscal year ended December 31, 2007, accompanies this proxy statement, which is first being mailed to stockholders on or about April 25, 2008.

Voting and Proxy Procedure

Who Can Vote at the Annual Meeting

You are entitled to vote your Reis common stock if the records of the Company show that you held your shares as of the close of business on April 23, 2008. As of the close of business on that date, a total of 10,984,517 shares of Reis common stock were outstanding and entitled to vote. Each share of common stock has one vote. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote.

Attending the Annual Meeting

If you are a beneficial owner of Reis common stock held in street name, you will need proof of ownership and identification to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Reis common stock held in street name in person at the annual meeting, you will have to obtain a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum and Vote Required

The annual meeting will be held only if there is a quorum present. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the annual meeting. If you return valid proxy instructions or attend the annual meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum; provided that the record holder is present or has provided a proxy with respect to those shares on at least one item. A broker non-vote occurs when a stockholder fails to provide voting instructions to its broker for shares held in “street name.” Under those circumstances, a stockholder’s broker may be authorized to vote for the stockholder on some routine items (in this case, Proposals 1 and 4) but is prohibited from voting on other items. Those items for which a stockholder’s broker cannot vote result in broker non-votes.

In voting on the election of directors (Proposal 1), you may vote for a director or withhold your vote with respect to a director. There is no cumulative voting for the election of directors. For the election of directors, a plurality of the votes cast is required. This means that the nominees for each class receiving the greatest number of votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election.

In voting on the 2008 Omnibus Plan (Proposal 2), you may vote for the 2008 Omnibus Plan, vote against the 2008 Omnibus Plan or abstain from voting. The matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of this matter.

In voting on the 2008 Annual Plan (Proposal 3), you may vote for the 2008 Annual Plan, vote against the 2008 Annual Plan or abstain from voting. The matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of this matter.

In voting to ratify the appointment of Ernst & Young LLP as Reis’s independent registered public accounting firm (Proposal 4), you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of this matter.

Voting by Proxy

The board of directors of Reis is sending you this proxy statement to request that you allow your shares of Reis common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Reis common stock represented at the annual meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s board of directors.

The board of directors unanimously recommends a vote FOR each of the nominees for director, FOR approval and adoption of the 2008 Omnibus Plan, FOR approval and adoption of the 2008 Annual Plan and FOR ratification of Ernst & Young LLP as Reis’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is adjourned or postponed, your Reis common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. Neither the board of directors or management of Reis knows of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Reis common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted or to change your vote. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Every Reis stockholder’s vote is important. Accordingly, you should sign, date and return the enclosed proxy card whether or not you plan to attend the annual meeting in person.

Solicitation of Proxies

Reis will pay the cost of solicitation of proxies on behalf of its management. In addition to the solicitation of proxies by mail, MacKenzie Partners, Inc., a proxy solicitation firm, will assist Reis in soliciting proxies for the annual meeting for a fee of $6,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of Reis, without additional compensation. Reis will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such persons for their reasonable expenses in doing so.

General Disclosure

In this proxy statement, we refer to the May 2007 merger between Wellsford Real Properties, Inc. (“Wellsford”), a Maryland corporation, and Reis, Inc. (“Private Reis”), a Delaware corporation, as the “Merger.” In connection with the Merger, Wellsford changed its name to “Reis, Inc.” and Private Reis merged into Reis Services, LLC (“Reis Services”), a Maryland limited liability company and a wholly owned subsidiary of Wellsford, and currently operates under the “Reis Services” name. In this proxy statement, to avoid confusion, when we refer to events occurring prior to the Merger, we may use the term “Wellsford” to refer to the Company, and we may use the term “Private Reis” to refer to the Delaware corporation that is the predecessor to Reis Services.

Corporate Governance

General

Reis periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations that govern Reis’s operations. As part of this periodic corporate governance review, the board of directors reviews and adopts what it believes are, at that time, the best corporate governance policies and practices for Reis.

Code of Business Conduct and Ethics

Reis has adopted a Code of Business Conduct and Ethics for Directors, Senior Financial Officers, Other Officers and All Other Employees (the “Code of Ethics”) and a Policy for Protection of Whistleblowers from Retaliation (the “Whistleblower Policy”). The Code of Ethics is a set of written standards reasonably designed to deter wrongdoing and to ensure that Reis’s directors, officers and employees meet the highest standards of ethical conduct. The Code of Ethics requires that Reis’s directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, not engage in insider trading, not use Reis’s resources for personal gain, conduct business in an honest and ethical manner and otherwise act with integrity and in Reis’s best interest. Under the terms of the Code of Ethics, directors, officers and employees are required to report any conduct they believe in good faith to be an actual or apparent violation of the Code of Ethics.

As a mechanism to encourage compliance with the Code of Ethics, Reis has adopted the Whistleblower Policy, which contains procedures to receive, treat and retain complaints regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics also prohibits Reis from retaliating against any director, officer or employee who reports actual or apparent violations of the Code of Ethics.

Copies of the Code of Ethics and the Whistleblower Policy can be found under “Governance Documents” in the Investor Relations section of Reis’s website (www.reis.com).

Meetings and Committees of the Board of Directors

General.  The Company conducts business through meetings and activities of its board of directors and committees thereof. During the year ended December 31, 2007, the board of directors of the Company held seven meetings and acted by written consent on other occasions. No director attended fewer than 75% of the total meetings of the board of directors and the committees on which such director served, except that Lloyd Lynford attended two of the three board meetings that occurred after he joined the board of directors.

The following table identifies the Company’s standing committees and their members at December 31, 2007 (and as of the date of this proxy statement), and lists the number of meetings held by each committee during 2007. The members of each committee are appointed by the board of directors, generally on an annual basis at the board’s meeting held immediately following the annual meeting of stockholders. All members of each committee, other than the Executive Committee, are independent in accordance with the listing standards of the Nasdaq Stock Market. Each of the committees listed below, other than the Executive Committee, operates under a written charter that governs its composition, responsibilities and operations. The charter for each committee and Reis’s “Corporate Governance Guidelines” are available under “Governance Documents” in the Investor Relations section of Reis’s website (www.reis.com).

Nominating and
Corporate
	Audit	Compensation	Governance	Executive
Name	Committee	Committee	Committee	Committee

Bonnie R. Cohen			X
Douglas Crocker II	X			X
Michael J. Del Giudice		*	X
Meyer “Sandy” Frucher		X	*
Jonathan Garfield
Mark S. Germain	X		X
Edward Lowenthal		X	X	X
Jeffrey H. Lynford (Chairman)				*
Lloyd Lynford
M. Christian Mitchell	*		X

Number of meetings in 2007 (not including actions taken by written consent)	4	2	1	0

* Denotes Chairperson

Changes in Board of Directors and Committee Composition. During 2007, the following changes in board and committee composition occurred:

•	Board of Directors. Effective May 31, 2007 (following the Merger), Lloyd Lynford and Messrs. Del Giudice, Garfield and Mitchell joined the board of directors.

•	Audit Committee. Prior to the Merger, the Audit Committee consisted of Messrs. Crocker, Frucher and Germain and Ms. Cohen.

Following the Merger, Mr. Frucher and Ms. Cohen resigned from the Audit Committee and Mr. Mitchell joined the Audit Committee.

•	Compensation Committee. Prior to the Merger, the Compensation Committee consisted of Messrs. Crocker, Frucher and Germain and Ms. Cohen.

Following the Merger, Mr. Germain resigned from the Compensation Committee and Messrs. Del Giudice and Lowenthal joined the Compensation Committee.

In June 2007, Mr. Lowenthal resigned from the Compensation Committee.

In December 2007, Mr. Crocker and Ms. Cohen resigned from the Compensation Committee and Mr. Lowenthal rejoined the Compensation Committee.

•	Nominating and Corporate Governance Committee. Prior to the Merger, the Nominating and Corporate Governance Committee consisted of Messrs. Crocker, Frucher and Germain and Ms. Cohen.

Following the Merger, Mr. Crocker resigned from the Nominating and Corporate Governance Committee and Messrs. Del Giudice, Lowenthal and Mitchell joined the Nominating and Corporate Governance Committee.

Mr. Germain has notified the Company that he will not stand for re-election at the annual meeting. Thus, he will no longer be a director of the Company after the annual meeting. The board of directors has determined not to fill Mr. Germain’s seat, and to reduce the number of directors from ten to nine. It is expected that Mr. Lowenthal will replace Mr. Germain on the Audit Committee. It is expected that Mr. Germain’s seat on the Nominating and Corporate Governance Committee will not be filled, and that Mr. Lowenthal will resign from the Nominating and Corporate Governance Committee, effective immediately after the annual meeting.

Audit Committee.  The Audit Committee selects and retains (subject to approval by the Company’s stockholders) the independent registered public accounting firm for Reis, reviews the scope of the work of the independent registered public accounting firm and their reports, and reviews the activities and actions of Reis’s accounting staff in its preparation of financial statements and review of internal control over financial reporting. The board of directors has designated Mr. Mitchell as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”). Mr. Crocker was designated as an “audit committee financial expert” prior to Mr. Mitchell’s joining the board of directors. Both Mr. Mitchell and Mr. Crocker are independent, as independence for audit committee members is defined under the listing standards of the Nasdaq Stock Market. The annual report of the Audit Committee required by the rules of the SEC is included in this proxy statement. See “Audit Committee Report.”

Compensation Committee.  The Compensation Committee reviews and determines salaries and other benefits for executive officers of Reis and its subsidiaries, reviews and determines employees to whom stock option, restricted stock and other awards are to be granted and the terms of such grants, reviews the selection of officers who participate in incentive and other compensatory plans and arrangements, reviews the Company’s compensation and employee benefit plans, and recommends new plans, or amendments to those plans, to the board of directors. See “Compensation Discussion and Analysis.” The annual report of the Compensation Committee required by the rules of the SEC is included in this proxy statement. See “Compensation Committee Report.”

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the board of directors the corporate governance policies and guidelines applicable to Reis and monitoring compliance with these policies and guidelines. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become board members and recommending the director nominees for election at the next annual meeting of stockholders. This committee also recommends director candidates for each committee for appointment by the board. The procedures of the Nominating and Corporate Governance Committee required to be disclosed by the rules of the SEC are included in this proxy statement. See “— Nominating and Corporate Governance Committee Procedures.” The Nominating and Corporate Governance Committee operated as two separate committees (a “Nominating Committee” and a “Governance Committee”) until shortly after the Merger.

Executive Committee.  The Executive Committee has the authority to acquire, dispose of and finance investments for Reis and execute contracts and agreements, including those related to the borrowing of money by Reis, and generally to exercise all other powers of the board of directors except for those which may not be delegated to a committee under Maryland law and those which require action by all directors or the independent directors or by approval of the stockholders under the charter or bylaws of Reis or under applicable law.

Nominating and Corporate Governance Committee Procedures

General.  It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Reis board of directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the board. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to Be Followed by Stockholders.  To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of Reis:

•	The name of the person recommended as a director candidate;

•	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

•	The name and address of the stockholder making the recommendation as it appears on Reis’s books; provided, however, that if the stockholder is not a registered holder of Reis’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the stockholder’s beneficial ownership of Reis’s common stock; and

•	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at Reis’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee in accordance with the provisions of the Company’s bylaws, as set forth in “Submission of Future Stockholder Proposals and Nominations.”

Criteria for Director Nominees.  The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the board of directors. The Nominating and Corporate Governance Committee will consider the following criteria in selecting nominees: his or her independence, integrity, diversity, experience, financial literacy, sound judgment in areas relevant to Reis’s businesses, and willingness to commit sufficient time to the board, all in the context of an assessment of the perceived needs of the board at that point in time. Maintaining a balanced experience and knowledge base within the total board includes considering whether the candidate: (1) has work experience with publicly traded and/or privately held for profit businesses in the information services or real estate markets or in other industries; (2) has significant direct management experience; (3) has knowledge and experience in capital markets; and (4) has unique knowledge and experience and can provide significant contributions to the board’s effectiveness. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. There are no specific minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a candidate. All candidates are reviewed in the same manner, regardless of the source of the recommendation.

The Nominating and Corporate Governance Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the board of directors at the time. The committee will maintain at least one director who meets the definition of “audit committee financial expert” under the SEC’s regulations.

In addition, prior to nominating an existing director for re-election to the board of directors, the Nominating and Corporate Governance Committee will consider and review the existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Process for Identifying and Evaluating Director Nominees.  Pursuant to the Nominating and Corporate Governance Committee Charter as approved by the board of directors, the Nominating and Corporate Governance Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the board of directors. The process that the committee follows when it identifies and evaluates individuals to be nominated for election to the board of directors is as follows:

•	Identification. For purposes of identifying nominees for the board of directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee and other members of the board of directors. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above.

The Nominating and Corporate Governance Committee has not previously used an independent search firm in identifying nominees.

•	Evaluation. In evaluating potential candidates, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the board of directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Compensation Committee Interlocks and Insider Participation

In addition to the current members of the Compensation Committee (Messrs. Del Giudice, Frucher and Lowenthal), Messrs. Crocker and Germain and Ms. Cohen served as members of the Compensation Committee during 2007. No member of the Compensation Committee was, during 2007, an officer or employee of the Company or any of its subsidiaries. Mr. Lowenthal was an officer of Wellsford prior to March 31, 2002. No executive officer of Reis serves or served during 2007 as a director or a member of the compensation committee of another entity which has, or had during 2007, one of its executive officers on the board of directors or the Compensation Committee of Reis.

Communications with Directors

Reis encourages stockholder communications to the board of directors and/or individual directors. Written communications may be made to the board of directors or to specific members of the board by addressing them to the intended addressee, care of the Corporate Secretary, Reis, Inc., 530 Fifth Avenue, 5th Floor, New York, New York 10036, or by email to investorrelations@reis.com. Relevant communications are distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors should be excluded, such as: business solicitations or advertisements; junk mail and mass mailings; new product or service suggestions; product or service complaints; product or service inquiries; résumés and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any director upon request.

Attendance at Annual Meetings

The board of directors encourages directors to attend the annual meeting of stockholders. All individuals who were then directors attended the annual meeting of stockholders held on May 28, 2007, either in person or by teleconference.

Compensation of Directors

Director Compensation Generally.  Reis works with an independent compensation consultant (see “Compensation Discussion and Analysis”) for assistance in structuring the compensation paid to non-employee directors and benchmarking that compensation against Reis’s peers. The following table sets forth the applicable annual retainers and fees payable to non-employee directors in cash for their service on Reis’s board of directors (and committees thereof):

Type of Cash Compensation	Amount

Annual board member retainer	$20,000
Board meeting participation fee	3,800
Audit Committee member retainer	10,000
Audit Committee chairperson retainer	15,000
Nominating and Corporate Governance Committee member retainer	2,000
Nominating and Corporate Governance Committee chairperson retainer	6,000
Compensation Committee member retainer	2,000
Compensation Committee chairperson retainer	6,000

In addition, non-employee directors receive annual restricted stock unit (“RSU”) grants having a value of $40,000. These grants will generally be made in four installments, effective at the end of each calendar quarter. The RSUs are vested upon grant, but directors do not receive the shares of stock underlying the RSUs until six months after termination of service as a director of Reis. The RSU grants with respect to the final seven months of 2007, however, were made in February 2008, and no further RSU grants will be made to directors unless and until Reis’s stockholders approve an equity incentive plan. See “Proposal 2 — Approval and Adoption of the Reis, Inc. 2008 Omnibus Incentive Plan.” In the event that an equity incentive plan is not approved by stockholders or there is otherwise no availability under any equity incentive plan, this component of director compensation will be paid in cash.

2007 Director Compensation.  The following table sets forth the compensation earned or paid to the Company’s non-employee directors for their board service during 2007. As employee directors, Jeffrey Lynford, Lloyd Lynford and Mr. Garfield did not receive any compensation for their board service during 2007.

					Change in
					Pension Value
					and Non-
					Qualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensations	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation		Total
Name	($)	($)(A)	($)	($)	($)	($)		($)

Bonnie R. Cohen	$54,934	$23,333	$—	$—	$—	$—		$78,267
Douglas Crocker II	$57,800	$23,333	$—	$—	$—	$39,397	(C)	$120,530
Michael J. Del Giudice(B)	$29,534	$23,333	$—	$—	$—	$—		$52,867
Meyer S. Frucher	$57,434	$23,333	$—	$—	$—	$—		$80,767
Mark S. Germain	$61,850	$23,333	$—	$—	$—	$492,220	(C)	$577,403
Edward Lowenthal	$47,267	$23,333	$—	$—	$—	$—		$70,600
M. Christian Mitchell(B)	$36,784	$23,333	$—	$—	$—	$—		$60,117

(A)	Represents 3,016 RSUs issued to each non-employee director on February 28, 2008 with respect to 2007 service on the board of directors.

(B)	Messrs. Del Giudice and Mitchell became directors at the time of the Merger and did not receive compensation prior to June 1, 2007.

(C)	Represents the net proceeds received by the director upon the cashless exercise of options to purchase shares of Reis’s common stock, which the director had received in prior years.

Outstanding Equity Awards at Fiscal Year End — Directors.  The following table sets forth all outstanding option and stock awards held by Reis’s current non-employee directors as of December 31, 2007:

							Stock Awards(A)
									Equity	Equity
									Incentive	Incentive
									Plan Awards:	Plan Awards:
	Option Awards								Number of	Market
				Equity					Unearned	or Payout
				Incentive			Number	Market	Shares,	Value of
				Plan Awards:			of	Value of	Units or	Unearned
	Number of		Number of	Number			Shares or	Shares or	Other	Shares,
	Securities		Securities	of Securities			Units of	Units of	Rights	Units or
	Underlying		Underlying	Underlying			Stock	Stock	That	Other
	Unexercised		Unexercised	Unexercised	Option		That	That	Have	Rights That
	Options		Options	Unearned	Exercise	Option	Have Not	Have Not	Not	Have
	Exercisable		Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	(#)		(#)	(#)	($)	Date	(#)	($)	(#)	($)

Douglas Crocker II	8,862	(B)	—	—	$8.89	3/15/08	—	$—	—	$—
	8,862		—	—	$5.03	12/9/08	—	$—	—	$—
	8,862		—	—	$4.60	12/9/09	—	$—	—	$—
	8,862		—	—	$4.43	12/7/10	—	$—	—	$—
	8,862		—	—	$5.43	12/6/11	—	$—	—	$—
	8,862		—	—	$4.46	12/30/12	—	$—	—	$—
	8,862		—	—	$5.24	12/30/13	—	$—	—	$—
	8,862		—	—	$4.09	12/30/14	—	$—	—	$—
Meyer S. Frucher	8,862		—	—	$4.43	12/7/10	—	$—	—	$—
	8,862		—	—	$5.43	12/6/11	—	$—	—	$—
	8,862		—	—	$4.46	12/30/12	—	$—	—	$—
	8,862		—	—	$5.24	12/30/13	—	$—	—	$—
	8,862		—	—	$4.09	12/30/14	—	$—	—	$—

(A)	Does not reflect 3,016 RSUs issued to each of Messrs. Crocker, Del Giudice, Frucher, Germain, Lowenthal and Mitchell and Ms. Cohen on February 28, 2008 with respect to 2007 service on the board of directors.

(B) These options have since expired without being exercised.

Director and Officer Indemnification

Reis’s bylaws provide that, to the maximum extent permitted by the Maryland General Corporation Law, Reis will indemnify, and will advance or reimburse, for expenses (including attorneys’ fees) related to a determination of liability for any individual (1) who is or was a director or officer of Reis and/or any of its subsidiaries and is subject to liability in that capacity or (2) who, while a director of Reis, served at Reis’s request as a director, officer, trustee, owner, or in a management position for another entity and is subject to liability in that capacity.

Independent Directors

Reis’s board of directors was comprised of ten directors at December 31, 2007. The board of directors has determined that the following directors are independent directors under the listing standards of the Nasdaq Stock Market: Messrs. Crocker, Del Giudice, Frucher, Germain, Lowenthal and Mitchell and Ms. Cohen. Mr. Germain has notified the Company that he will not stand for re-election, and the board of directors has determined not to fill his seat. Following the annual meeting, the board of directors will be comprised of nine directors.

Related Party Transactions

Reis’s Code of Ethics provides for the avoidance of situations that create an actual or potential conflict between a director’s, officer’s or employee’s personal (or business) interests and the interests of Reis. The Code of Ethics requires the disclosure of such information to Reis’s Chief Financial Officer. In accordance with the policies set forth in the Code of Ethics, the Chief Financial Officer’s practice is to bring all situations involving an actual or potential conflict of interest to the attention of the board of directors, which then reviews the matter. The standard applied by the board of directors seeks to ensure that the terms of any related party transaction are at least arm’s length and otherwise fair and in the best interests of Reis.

Reis, through the years, has had a number of business dealings with companies or individuals which are considered related parties. Reis’s practice has been to disclose all such relationships and the economics of the transactions in the notes to the financial statements and where required in its annual or special proxy statements. In such instances, the applicable officer or director has recused himself or herself from the decision and approval process and the disinterested directors formally approved the transaction.

Wellsford had a financial interest in Private Reis from 1998 through the Merger. At the time of the Merger, Wellsford owned an aggregate 23% interest in Private Reis on an as converted to common stock basis. In addition, Jeffrey Lynford held approximately 2.6%, and Messrs. Lowenthal and Strong each owned less than 0.1%, of Private Reis’s common stock on an as converted basis prior to the Merger. From 2000 through the Merger, Wellsford’s former President and current director, Mr. Lowenthal, was Wellsford’s representative on the Private Reis board. In addition, Jeffrey Lynford, who was the Chief Executive Officer of Wellsford, and Lloyd Lynford, who was the Chief Executive Officer of Private Reis, are brothers. As a result of, and immediately following, the Merger, Lloyd Lynford owned approximately 11.5% of the outstanding shares of Reis common stock, thereby becoming Reis’s largest stockholder, and Mr. Garfield owned approximately 7.7% of the outstanding shares of Reis common stock. Post-Merger, they are entitled to compensation as set forth in their employment agreements. Both Lloyd Lynford and Mr. Garfield became directors of Reis following the Merger. In addition, Lloyd Lynford became President and Chief Executive Officer of Reis and Mr. Garfield became Executive Vice President of Reis. Jeffrey Lynford and Mr. Lowenthal recused themselves from any investment decisions made by Wellsford pertaining to Private Reis, including the vote of Wellsford’s board of directors to approve the Merger and the merger agreement related thereto.

As a result of the existing relationships, a committee of all of the independent directors at the time, chaired by Mr. Crocker, was formed to evaluate and determine the advisability of entering into the merger agreement and approving the merger agreement and all other relevant matters. Jeffrey Lynford and Mr. Lowenthal recused themselves from all approval decisions. Messrs. Burns and Cantaluppi represented Wellsford in the process. As a result of prior experience with Lazard Frères & Co. (“Lazard”), the independent committee engaged that firm to perform due diligence and issue a fairness opinion to the Wellsford board of directors with respect to the consideration being given to the Private Reis stockholders. Ernst & Young LLP was engaged by Wellsford to provide due diligence and to review Private Reis’s prior financial statements and the 2005, 2004 and 2003 tax returns. Anchin, Bloch & Anchin LLP was engaged to provide due diligence with respect to Reis’s computer information systems and databases.

Certain Relationships and Other Related Transactions

The following table details expenses for transactions with affiliates. There were no revenues from affiliates during the periods presented:

	For the Period	For the Period	For the Year
	June 1, 2007 to	January 1, 2007 to	Ended
	December 31, 2007	May 31, 2007	December 31, 2006
	(Going Concern Basis)	(Liquidation Basis)

Costs and expenses:
Fees to our partners, or their affiliates, on residential development projects:
East Lyme	$146,000	$104,000	$500,000
Claverack	—	—	100,000

Total costs and expenses	$146,000	$104,000	$600,000

Prior to the Merger, the Company had a preferred equity investment in Private Reis through its subsidiary, Wellsford Capital. At December 31, 2006, the carrying amount of the Company’s aggregate investment in Private

Reis was approximately $20,000,000 on a liquidation basis (or approximately $6,791,000 on a historical cost basis), representing approximately 23% of Private Reis’s equity on an as converted to common stock basis.

Prior to September 2006, a portion of the Company’s investment in Private Reis was held through Reis Capital Holdings, LLC (“Reis Capital”), a company which was organized to hold this investment. The Company had an approximate 51.09% non-controlling interest in Reis Capital. The members of Reis Capital approved the dissolution of this entity in September 2006 and distributed the Private Reis shares directly to the members in October 2006.

Mr. Lowenthal served as the Company’s representative on the board of directors of Private Reis from the third quarter of 2000 through the Merger. Jeffrey Lynford and Mr. Lowenthal recused themselves from any investment decisions made by the Company pertaining to Private Reis, including the authorization by the Company’s board of directors to approve the Merger.

Jeffrey Lynford and Mr. Lowenthal were members of the board of directors of Equity Residential (“EQR”), a multifamily real estate investment trust (“REIT”), from the date of the merger of Wellsford Residential Property Trust (the “Residential Trust”), the former parent of Wellsford, with EQR in May 1997 through their retirements from the EQR board in May 2003. In addition, the former president and vice chairman of EQR, Mr. Crocker, is a member of the Company’s board of directors. Another EQR executive was elected to the Company’s board on January 1, 2004 to represent EQR’s interests in the Company upon Mr. Crocker’s retirement from EQR. The EQR representative resigned as a director in April 2005. EQR provided credit enhancement for the Company’s bonds at its Palomino Park project in Highlands Ranch, Colorado through May 2005, for which the Company paid fees of $9,000 to EQR during the 2005 period. EQR was the holder of 1,000,000 8.25% convertible trust preferred securities of the Company, issued in 2000 for $25,000,000 through an existing put arrangement, with an aggregate liquidation amount of $25,000,000. In March 2005, the Company notified EQR of its intent to redeem for cash its outstanding $25,000,000 of convertible trust preferred securities and then completed the redemption during April 2005. Interest expense during the period January 1, 2005 through the redemption was approximately $824,000 and included related cost amortization and the write-off of the unamortized balance. EQR was also the holder of 169,903 shares of class A-1 common stock of the Company. In January 2006, EQR converted its 169,903 shares of class A-1 common stock to an equal number of common shares. In 2005, the Company purchased half of EQR’s 14.15% interest in the corporation that owns the Palomino Park assets for $2,087,000 and made aggregate distributions of approximately $4,080,000 to EQR in 2005. On September 30, 2007, the Company purchased EQR’s remaining 7.075% interest in that corporation for $1,200,000.

In January 2006, a company which is owned by Jeffrey Lynford, Mr. Lowenthal, the principal of the Company’s joint venture partner in the East Lyme project and others, acquired a 24-acre residential project in Beekman, New York, from the Company, at the Company’s aggregate cost of approximately $1,297,000, which represented the greater of Wellsford’s aggregate costs in the project and the appraised value. This was accomplished through a sale of the entities that owned the Beekman project. As part of this transaction, the balance of the deferred compensation assets aggregating approximately $14,721,000 held for the benefit of Jeffrey Lynford and Mr. Lowenthal, including an aggregate of 256,487 shares of common stock held in such accounts, were also acquired. Wellsford was relieved of the remaining deferred compensation liability which amounted to approximately $14,721,000 at December 31, 2005.

Stock Ownership

The following table sets forth information regarding the beneficial ownership of Reis common stock by each director of Reis, by each executive officer of Reis, by all directors and executive officers of Reis as a group and by each person known by Reis to be the beneficial owner of more than 5% of Reis’s outstanding common stock as of March 31, 2008 (except as otherwise noted). Each person named in the table has sole voting and investment power with respect to all shares of Reis common stock shown as beneficially owned by such person, except as otherwise noted.

	Number of Shares	Percentage of
Name and Address of Beneficial Owner(1)	Owned	Class(2)

Directors and Executive Officers:
Lloyd Lynford(3)(4)	806,185	7.3%
Jonathan Garfield(4)(5)	751,721	6.8%
Jeffrey H. Lynford(4)(6)	575,880	5.2%
David M. Strong(4)(7)	265,616	2.4%
Edward Lowenthal(4)(8)(9)	146,469	1.3%
Douglas Crocker II(8)(10)	68,760	*
Meyer S. Frucher(8)(11)	44,310	*
Mark P. Cantaluppi(12)	41,201	*
William Sander(13)	36,750	*
Bonnie R. Cohen(8)(14)	16,052	*
James J. Burns(15)	15,936	*
Michael J. Del Giudice(8)	10,000	*
M. Christian Mitchell(8)	6,900	*
Mark S. Germain(8)	3,236	*
All directors and executive officers as a group (14 persons)(16)	2,789,016	24.8%
5% Holders: (17)
Davidson Kempner Partners(18) 65 East 55th Street, 19th Floor New York, New York 10022	847,870	7.7%
Southwell Partners, L.P.(19) 1901 North Akard, 2nd Floor Dallas, Texas 75201	677,117	6.2%

*	Less than 1.0%

(1)	Unless otherwise indicated, the address of each person is c/o Reis, Inc., 530 Fifth Avenue, 5th Floor, New York, New York 10036.

(2)	Percentages with respect to each person or group of persons have been calculated on the basis of 10,984,517 shares of Reis’s common stock outstanding on March 31, 2008, plus the number of shares of Reis’s common stock which such person or group of persons has the right to acquire within 60 days after March 31, 2008 by the exercise of stock options or the vesting of RSUs.

(3)	Includes 33,333 shares of common stock issuable with respect to RSUs that vest within 60 days of March 31, 2008. Excludes 300,000 shares of common stock held by the Lloyd Lynford 2007 Grantor Retained Annuity Trust (the “Lloyd Lynford GRAT”), an irrevocable trust whose trustee is Leslye A. Lynford, the sister of Lloyd Lynford. Lloyd Lynford disclaims beneficial ownership of the shares of common stock held by the Lloyd Lynford GRAT.

(4)	Includes shares placed in escrow in connection with the Merger, as security for the indemnification obligations of Private Reis and the Private Reis stockholders. A portion of these shares will be released from escrow 18 months after the Merger and the remainder 24 months after the Merger, subject to any indemnification claims. The shares of common stock placed in escrow include 148,494 shares held by Lloyd Lynford, 98,878 shares held by Mr. Garfield, 17,979 shares held by Jeffrey Lynford, 158 shares held by Mr. Strong and 1,712 shares held by Mr. Lowenthal’s family trust.

(5)	Includes 240,000 shares of common stock held by the Jonathan Garfield 2007 Grantor Retained Annuity Trust (the “Garfield GRAT”), an irrevocable trust whose trustee is Celia J. Hartmann, the wife of Mr. Garfield. Since Mr. Garfield’s wife is the trustee of the Garfield GRAT and Mr. Garfield is the primary beneficiary of the Garfield GRAT, Mr. Garfield may be deemed to indirectly beneficially own the shares of common stock held by the Garfield GRAT. Also includes 15,333 shares of common stock issuable with respect to RSUs that vest within 60 days of March 31, 2008.

(6)	Includes 164,787 shares of common stock held in a non-qualified deferred compensation trust with respect to which Jeffrey Lynford will not have voting power until the shares of common stock are distributed from the deferred compensation account. Jeffrey Lynford and Mr. Lowenthal are the trustees, among others, of the non-qualified deferred compensation trust. Also includes 102,000 shares of common stock held by the Jeffrey Lynford 2007 Grantor Retained Annuity Trust (the “Jeffrey Lynford GRAT”), an irrevocable trust whose trustee is Tondra C. Lynford, the wife of Jeffrey Lynford. Since Jeffrey Lynford’s wife is the trustee of the Jeffrey Lynford GRAT and Jeffrey Lynford is the primary beneficiary of the Jeffrey Lynford GRAT, Jeffrey Lynford may be deemed to indirectly beneficially own the shares of common stock held by the Jeffrey Lynford GRAT. Also includes 17,956 shares of common stock held by the Lynford Family Charitable Trust; Jeffrey Lynford disclaims beneficial ownership of such shares. Also includes 3,554 shares of common stock held in Jeffrey Lynford’s Keogh account and 310 shares of common stock held in his 401(k) account.

(7)	Includes 31,902 shares of common stock issuable upon the exercise of options which were exercisable at March 31, 2008.

(8)	Does not include 3,016 fully vested RSUs deliverable six months following the director’s termination of services as director.

(9)	Includes 92,700 shares of common stock held in a non-qualified deferred compensation trust with respect to which Mr. Lowenthal will not have voting power until the shares of common stock are distributed from the deferred compensation account. Jeffrey Lynford and Mr. Lowenthal are the trustees, among others, of the non-qualified deferred compensation trust. Also includes 13,769 shares of common stock held through a family trust with respect to which Mr. Lowenthal disclaims beneficial ownership. Also includes 1,000 shares of common stock held in Mr. Lowenthal’s Keogh account.

(10)	Includes 62,034 shares of common stock issuable upon the exercise of options which were exercisable at March 31, 2008.

(11)	Consists of 44,310 shares of common stock issuable upon the exercise of options which were exercisable at March 31, 2008.

(12)	Includes 17,723 shares of common stock issuable upon the exercise of options which were exercisable at March 31, 2008 and 15,000 shares of common stock issuable upon the exercise of options which become exercisable within 60 days of March 31, 2008.

(13)	Includes 30,000 shares of common stock issuable upon the exercise of options which become exercisable within 60 days of March 31, 2008.

(14)	Includes 9,500 shares of common stock held in a trust; Ms. Cohen disclaims beneficial ownership of such shares.

(15)	These shares are held in a brokerage account, the terms of which provide for the securities in the account to be pledged as security for margin loans with respect to that account. Mr. Burns advised that the Reis shares constitute less than 5% of the account’s value. Mr. Burns also advised the Company that from time to time he incurs loan balances in connection with the purchase of debt securities intended to replace soon-to-mature debt securities.

(16)	Includes the shares of common stock referred to in footnotes (3) through (15) above.

(17)	This information is based solely upon our review of the most recent Schedule 13D or 13G filings, or amendments thereto, or Forms 3, 4 or 5 filed with the SEC by March 31, 2008.

(18)	Based on information contained in Amendment No. 3 to Schedule 13G filed on February 14, 2008 on behalf of Davidson Kempner Partners, Davidson Kempner Institutional Partners, L.P., M. H. Davidson & Co., Davidson Kempner International, Ltd., Serena Limited, MHD Management Co., Davidson Kempner Advisers Inc., Davidson Kempner International Advisors, L.L.C., Thomas L. Kempner, Jr., Marvin H. Davidson, Stephen M. Dowicz, Scott E. Davidson, Michael J. Leffell, Timothy I. Levart, Robert J. Brivio, Jr., Anthony A. Yoseloff, Eric P. Epstein and Avram Z. Friedman.

(19)	Based on information contained in Amendment No. 1 to Schedule 13G filed on February 12, 2008 on behalf of Southwell Partners, L.P., Southwell Management, L.P., Southwell Holdings, LLC and Wilson S. Jaeggli.

Proposal 1

Election of Directors

Reis’s board of directors currently consists of ten directors, of which seven are independent directors under the current listing standards of the Nasdaq Stock Market. Mr. Germain, whose term expires at the annual meeting, has notified the Company that he will not stand for re-election at the annual meeting. The board of directors has determined not to fill Mr. Germain’s seat, and to reduce the number of directors from ten to nine.

The board of directors is divided into three classes with three-year staggered terms, with one-third of the directors elected each year. In connection with the Merger, four directors (Lloyd Lynford and Messrs. Del Giudice, Garfield and Mitchell) were appointed to the Reis board of directors, effective at Reis’s 2007 annual meeting of stockholders. In accordance with Maryland law, each of those directors must stand for re-election at the 2008 annual meeting of stockholders. Jeffrey Lynford’s and Mr. Crocker’s terms also expire at the annual meeting. In nominating the following directors for election, the board of directors has divided these four directors among the three classes in such a manner to ensure that each class consists of three directors.

Thus, the nominees for election are as follows:

•	For a three year term expiring at the 2011 annual meeting of stockholders:

o	Jeffrey H. Lynford

o	Lloyd Lynford

o	M. Christian Mitchell

•	For a two year term expiring at the 2010 annual meeting of stockholders:

o	Michael J. Del Giudice

o	Jonathan Garfield

•	For a one year term expiring at the 2009 annual meeting of stockholders:

o	Douglas Crocker II

The nominees will be elected at the annual meeting to serve for the term indicated or until their respective successors have been elected and qualified.

If any nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present board of directors. Alternatively, the board of directors may adopt a resolution to reduce the size of the board. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and Reis.

The board of directors unanimously recommends a vote “FOR” the election of Jeffrey Lynford, Lloyd Lynford and Messrs. Crocker, Del Giudice, Garfield and Mitchell.

Information regarding executive officers, the nominees for election at the annual meeting, as well as information regarding the continuing directors whose terms expire in 2009 and 2010, is provided below. The age indicated in each individual’s biography is as of April 25, 2008. Executive officers are elected annually by the board of directors.

Nominees for Election as Director for a Three Year Term to Expire at the 2011 Annual Meeting of Stockholders

Jeffrey H. Lynford, age 60, has been the Chairman of the Board and a director of Reis since the formation of Wellsford in January 1997. He was also the President and Chief Executive Officer of Wellsford from April 1, 2002 through May 2007 and previously served as the chairman of the board and secretary of the Residential Trust from its formation in July 1992 until the consummation of its merger with EQR in May 1997. Jeffrey Lynford currently serves as vice-chairman of both Polytechnic University and Global Heritage Fund, a nonprofit organization focused on preservation of archaeological and cultural heritage, and is a member of the New York State Council on the Arts. Jeffrey Lynford and Lloyd Lynford are brothers.

Lloyd Lynford, age 52, has been President, Chief Executive Officer and a director of Reis since May 2007. Lloyd Lynford was a co-founder of Private Reis. From 1981 through May 2007, Lloyd Lynford was the president, chief executive officer and treasurer, as well as a member of the board of directors, of Private Reis. Lloyd Lynford served on the board of the Real Estate Research Institute from 1993 to 1997 and served as its president from 1996 to 1997. He has lectured at The Wharton School, Berkeley, MIT, New York University, Columbia University, and Cambridge University (England). Lloyd Lynford graduated magna cum laude from Brown University. Jeffrey Lynford and Lloyd Lynford are brothers.

M. Christian Mitchell, age 53, has been a director of Reis since May 2007. Mr. Mitchell has been a member of the board of directors of Special Value Opportunities Fund, LLC, a closed-end SEC registered investment company, since 2004, where he is also the designated financial expert and chairman of the audit committee, as well as a member of the transaction committee. Furthermore, Mr. Mitchell is also an investor in, and has served on the board of directors of, First Chicago Bancorp, Inc., a bank holding company in Chicago, Illinois, since 2006. Mr. Mitchell was a member of the board of directors of Hanmi Financial Corporation (and its wholly-owned subsidiary, Hanmi Bank), a bank serving primarily the Korean-American community, from 2004 through 2007. He was the designated financial expert and chairman of the audit committee, as well as a member of the finance and planning committee and the compliance committee, of Hanmi Bank. Mr. Mitchell also has served as president of the National Association of Corporate Directors, Southern California Chapter, since 2007 and has been an adjunct accounting professor at the University of Redlands since 2006. Mr. Mitchell was with Deloitte & Touche LLP from 1977 to 2003, and served as the national managing partner, Mortgage Banking/Finance Companies Practice, from 2001 to 2003.

Nominees for Election as Director for a Two Year Term to Expire at the 2010 Annual Meeting of Stockholders

Michael J. Del Giudice, age 65, has been a director of Reis since May 2007. Mr. Del Giudice has served as a senior managing director of Millennium Capital Markets LLC, which specializes in advising and financing corporate, energy, real estate and investment management clients, since 1996. Mr. Del Giudice has also been the chairman and managing director of Rockland Capital Energy Investments LLC, a company which acquires and restructures independent power projects in North America and Europe, since 2003. In addition, Mr. Del Giudice serves as the lead independent director of Consolidated Edison Inc., vice chairman and trustee of the board of trustees of the New York Racing Association and Chairman of the Governor’s Committee on Scholastic Achievement, an educational non-profit group. Mr. Del Giudice is also a member of the board of directors of Barnes & Noble, Inc., Fusion Telecommunications International, Inc. and a member of the board of advisors of Corinthian Capital Group, LLC, a private investment fund.

Jonathan Garfield, age 51, has been Executive Vice President and a director of Reis since May 2007. Mr. Garfield was a co-founder of Private Reis. From 1981 through May 2007, Mr. Garfield was Executive Vice President and Secretary, as well as a member of the board of directors, of Private Reis. Mr. Garfield created the initial applications and database which contains Reis’s time series data on the property, metropolitan and neighborhood levels. He led the initial transition to electronic delivery of Reis’s information products by managing the design, production, testing and maintenance of Reis SE. Mr. Garfield oversaw Private Reis’s corporate reporting, including legal, accounting, audit, tax and financing issues. Mr. Garfield graduated cum laude from Pomona College.

Nominee for Election as Director for a One Year Term to Expire at the 2009 Annual Meeting of Stockholders

Douglas Crocker II, age 68, has been a director of Reis since May 1997. Since 2006, Mr. Crocker has been chairman and chief investment officer of Transwestern Multifamily Partners, L.L.C., a commercial real estate investment firm. From 2003 through 2006, Mr. Crocker was a principal with DC Partners LLC, a consulting firm. Mr. Crocker was chief executive officer, president and a trustee of EQR from March 1993 until December 31, 2002, and also served as vice chairman of EQR from January 1, 2003 through May 2003. Mr. Crocker remains active in the multifamily housing industry, serving on boards or committees of various multifamily housing associations. Mr. Crocker is a past trustee of the Multifamily Council of the Urban Land Institute and a former member of the board of governors of the National Association of Real Estate Investment Trusts. Mr. Crocker is a past chairman of the National Multi Housing Council and on the advisory board of the DePaul University Real Estate School as well as a trustee of DePaul University. Mr. Crocker also serves as a director of the following companies in the real estate industry: Ventas, Inc., a leading healthcare related REIT, Post Properties, a multifamily REIT, and Acadia Realty Trust, a REIT which owns and operates shopping centers.

Directors Continuing in Office

The following directors have terms ending in 2009:

Bonnie R. Cohen, age 65, has been a director of Reis since June 2003. Ms. Cohen has been a principal of B.R. Cohen and Associates, a consulting firm, since January 2002. From 1998 to 2002, Ms. Cohen served as Undersecretary for Management of the U.S. Department of State, where she was responsible for the day-to-day operations of the State Department, including all embassies, personnel, finance, budget, information systems and consulate affairs. Prior to assuming the position at the State Department, Ms. Cohen was Assistant Secretary for Policy, Management and Budget at the U.S. Department of the Interior. Ms. Cohen is also a director of two funds managed by Cohen & Steers Capital Management, Inc., and serves on the advisory committees of the Moriah Fund and the Posse Foundation, each of which is a philanthropic organization. She is chair of Global Heritage Fund. Ms. Cohen received a Masters in Business Administration from Harvard Business School.

Meyer “Sandy” Frucher, age 61, has been a director of Reis since June 2000. Mr. Frucher has served as chairman and chief executive officer of the Philadelphia Stock Exchange since June 1998 after serving on its board of governors since September 1997. From 1988 to 1997, Mr. Frucher was executive vice president-development of Olympia & York Companies (U.S.A.) and coordinated and oversaw all of Olympia & York’s development projects in the U.S. From 1988 to 1999, Mr. Frucher was trustee and then chairman of the New York City School Construction Authority. From 1984 to 1988, he was president and chief executive officer of Battery Park City Authority.

The following director has a term ending in 2010:

Edward Lowenthal, age 63, has been a director of Reis since the formation of Wellsford in January 1997. Mr. Lowenthal served as the President and Chief Executive Officer of Wellsford from its formation until his retirement on March 31, 2002. Mr. Lowenthal served as the president and chief executive officer and as a trustee of the Residential Trust from its formation in July 1992 until the consummation of its merger with EQR in May 1997. Mr. Lowenthal is president of Ackerman Management LLC, a real estate advisory and investment firm. Mr. Lowenthal currently serves as a director of Omega Healthcare Investors, Inc., a healthcare REIT, American Campus Communities, Inc., a student housing REIT, and Homex Development Corp., a Mexican home builder. He is chairman of the board of Tiburon Lockers, Inc., a private company that owns and operates concession rental lockers. He is also a trustee of the Manhattan School of Music.

Executive Officers

In addition to Jeffrey Lynford, Lloyd Lynford and Mr. Garfield, whose biographies are included above, the following individuals serve as executive officers of Reis:

James J. Burns, age 68, has been the Vice Chairman of Reis since March 2006 and was Secretary of Reis from April 2002 through April 2008. Prior to March 2006, Mr. Burns was Chief Financial Officer of Wellsford since December 2000 and a Senior Vice President of Wellsford since October 1999. Mr. Burns served as Chief Accounting Officer of Wellsford from October 1999 until December 2000. Mr. Burns was previously a senior audit partner with Ernst & Young’s E&Y Kenneth Leventhal Real Estate Group, where he was employed for 25 years, including 23 years as a partner. Mr. Burns is a director of One Liberty Properties, Inc. and of Cedar Shopping Centers, Inc., both of which are REITs. Mr. Burns serves on the audit committee of, and is the designated financial expert with respect to, each company’s board of directors and is the chairman of the Cedar Shopping

Centers audit committee. Mr. Burns is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Burns has a bachelors degree and a masters degree from Baruch College.

William Sander, age 41, has been Chief Operating Officer of Reis Services since May 2007. From 2001 through May 2007, Mr. Sander was Chief Operating Officer of Private Reis. Mr. Sander has overall responsibility for the day-to-day operations of Reis Services and supervision of all divisions of Reis Services. Prior to joining Private Reis, Mr. Sander was a senior vice president of product management for Primark Corporation, a company that provides content and software to the financial services industry. Mr. Sander is a graduate of Marietta College.

David M. Strong, age 50, has been the Senior Vice President — Development of Reis since October 2004. Mr. Strong previously served as Vice President — Development from the formation of Wellsford in January 1997 until October 2004. Mr. Strong served as a Vice President of the Residential Trust from July 1995 until the consummation of its merger with EQR in May 1997. From July 1994 until July 1995, he was acquisitions and development associate of the Residential Trust. From 1991 to 1994, Mr. Strong was president and owner of LPI Management, Inc., a commercial real estate company providing management and consulting services. From 1984 to 1991, he was a senior executive with the London Pacific Investment Group, a real estate development, investment and management firm active in Southern California and Western Canada. From 1979 through 1984, Mr. Strong worked for Arthur Young and Company (currently known as Ernst & Young LLP), a public accounting firm where he attained the level of manager. Mr. Strong is a member of the Canadian Institute of Chartered Accountants. Mr. Strong received a bachelor of commerce degree, with distinction, from the University of Alberta, and a masters of business administration from the University of California-Los Angeles.

Mark P. Cantaluppi, age 37, has been Vice President (since November 1999) and Chief Financial Officer (since March 2006) of Reis. Previously, Mr. Cantaluppi was Chief Accounting Officer and Director of Investor Relations since December 2000. He joined Wellsford in November 1999 as Vice President, Controller and Director of Investor Relations. From January 1998 to November 1999, he was the assistant controller of Vornado Realty Trust, a diversified REIT. From 1993 to 1998, Mr. Cantaluppi worked for Ernst & Young, a public accounting firm, where he attained the level of manager. Mr. Cantaluppi is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Cantaluppi is a graduate of Villanova University.

Proposal 2

Approval and Adoption of the Reis, Inc. 2008 Omnibus Incentive Plan

At the annual meeting, we will ask the stockholders to approve Reis’s 2008 Omnibus Incentive Plan (the “2008 Omnibus Plan”). In general, the 2008 Omnibus Plan empowers Reis to grant stock options and stock appreciation rights (“SARs”), and to make restricted stock and RSU grants, performance share awards, and other stock-based awards to directors, officers, other employees, consultants and advisors of Reis and its subsidiaries and affiliates.

The 2008 Omnibus Plan is designed to advance the interests of Reis and its stockholders by strengthening its ability to attract, motivate, retain and reward highly qualified directors, officers, other employees, consultants and advisors to motivate them to achieve business objectives established to promote Reis’s long-term growth, profitability and success, and to encourage their ownership of common stock.

The 2008 Omnibus Plan is also designed to enable Reis to provide certain forms of performance-based compensation to senior executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code provides that, subject to certain exceptions, Reis may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes performance-based compensation meeting certain requirements from the $1 million limitation on tax deductibility. If the 2008 Omnibus Plan is approved by stockholders, Reis expects that all stock options, SARs and performance awards paid in accordance with the 2008 Omnibus Plan, and certain grants of restricted stock, RSUs and other stock-based awards made under the 2008 Omnibus Plan, will be deductible as performance-based compensation not subject to the $1 million limitation on deductibility.

Under the rules of the Nasdaq Stock Market, Reis is required to obtain stockholder approval for the 2008 Omnibus Plan.

The 2008 Omnibus Plan, if adopted, will replace Reis’s prior incentive plans, which are described under “Compensation Discussion and Analysis — Named Executive Officer Compensation Strategy — Prior Management Incentive Plans.” All of Reis’s incentive plans have expired, except with respect to grants and awards issued prior to expiration. As a result of the plans’ expiration, Reis does not currently have the ability to execute its compensation philosophy with respect to long-term incentive-based equity awards. Accordingly, the Compensation Committee and the board of directors believe it is in the best interests of Reis and its stockholders to adopt the 2008 Omnibus Plan.

The board of directors unanimously recommends that you vote “FOR” the approval and adoption of the 2008 Omnibus Plan.

ISS Position with Respect to the 2008 Omnibus Plan

Institutional Shareholder Services (“ISS”), an independent proxy advisory firm, generally reviews and issues recommendations with respect to equity incentive plans offered for stockholder vote by public companies. In its review, ISS benchmarks a company’s historical equity issuances and the projected cost of the proposed plan against the company’s industry peers. ISS relies on a third-party data provider to determine the appropriate industry in each case. In our case, we have been assigned an industry code relating to “Real Estate Management and Development.” Although we believe this industry assignment is not appropriate given our post-Merger focus on Reis Services’s core information services business and the fact that we are not acquiring new real estate properties, we have been unable to convince the third-party data provider to change our industry code.

In working with Frederic W. Cook & Co., Inc. (“F.W. Cook”), management and the Compensation Committee determined that a plan that would be likely to meet ISS’s guidelines would not give us the necessary flexibility to execute our long-term equity-based compensation philosophy. In particular, we would have been limited in the amount of securities that could be included in the 2008 Omnibus Plan. In addition, our historical equity grants would have exceeded ISS’s published “burn rate” guidelines for our assigned industry code, which relate to equity grants as a percentage of outstanding shares. As a result, we believe that any attempt to meet ISS’s “burn rate” guidelines that are currently applicable to us would be overly restrictive given the industry in which we are now competing for talent. These limitations result from the fact that the benchmarks for equity compensation issuances are comparatively lower in the Real Estate Management and Development industry as compared to other industries that would be more applicable to Reis’s core information services business.

In light of this, and given the expiration of our prior equity incentive plans, we and the Compensation Committee worked with F.W. Cook to design the 2008 Omnibus Plan in such a way that we believe it would likely receive ISS’s support if we had been assigned one of the industry codes we believe would be more applicable to us (for example, “Diversified Commercial Services” (the code assigned to CoStar Group, Inc., a provider of information services to the commercial real estate industry and a company we consider an industry peer) or “Internet Software and Services” (the code assigned to LoopNet, Inc., an online marketplace for U.S. commercial real estate and another company we consider an industry peer)).

The board of directors believes the 2008 Omnibus Plan, by providing Reis with the ability to grant equity-based awards, will help Reis to (i) remain competitive particularly against similar companies competing for the same talent pool, in attracting and retaining qualified non-employee directors, executives and other key employees and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, (iii) recognize employee contributions to Reis’s success, and (iv) align the interests of 2008 Omnibus Plan participants with those of Reis’s stockholders.

There has been no determination with respect to future awards under the 2008 Omnibus Plan as of the date of this proxy statement, with the exception of grants of RSUs to non-employee directors as part of their annual compensation. See “Corporate Governance — Compensation of Directors.”

Summary of the 2008 Omnibus Plan

The principal features of the 2008 Omnibus Plan are summarized below. The summary does not contain all information that may be important to you. You should read the complete text of the 2008 Omnibus Plan which is set forth at Annex A to this Proxy Statement.

Plan Administration.  The 2008 Omnibus Plan will be administered by the Compensation Committee, provided, however, that unless otherwise determined by the board of directors, for purposes of administering the 2008 Omnibus Plan, each member of the Compensation Committee will be a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and the regulations thereunder. In no event will the Compensation Committee consist of fewer than two directors. The Compensation Committee has broad authority to administer and interpret the 2008 Omnibus Plan and its provisions as it deems necessary and appropriate. Decisions of the Compensation Committee will be final, conclusive and binding on all persons or entities, including the Company, any participant, and any subsidiary or affiliate. Notwithstanding the foregoing, any action or determination by the Compensation Committee specifically affecting or relating to an award to a member of the Compensation Committee will require the prior approval of the board of directors (excluding persons who are also members of the Compensation Committee).

Eligibility.  Any director, employee, consultant or advisor of Reis or any of its subsidiaries or affiliates selected by the Compensation Committee is eligible to receive grants of stock options, SARs, restricted stock, RSUs, performance share awards and other stock-based awards under the 2008 Omnibus Plan. The selection of participants and the nature and size of grants and awards will be wholly within the discretion of the Compensation Committee. A participant must be in the employ of, or be providing services to, the Company or a subsidiary or affiliate of the Company continuously from the date a grant is made through the date of payment or settlement thereof, unless otherwise provided by the Compensation Committee.

Shares Subject to the 2008 Omnibus Plan.  A total of 1,000,000 shares of common stock may be issued under the 2008 Omnibus Plan. In addition, shares of common stock that are subject to awards outstanding on the effective date of the 2008 Omnibus Plan issued under a prior equity compensation plan of the Company, and any shares of common stock that are subject to awards under the 2008 Omnibus Plan, that expire according to their terms or are forfeited, terminated, canceled or surrendered will be available for issuance pursuant to new grants or awards under the 2008 Omnibus Plan. As of March 31, 2008, there were approximately 505,000 shares subject to such expiration, forfeiture, termination, cancellation or surrender. Any shares of common stock subject to awards granted under the 2008 Omnibus Plan or outstanding awards on the effective date of the 2008 Omnibus Plan that are subsequently surrendered or withheld in payment of the exercise price of a stock option or in payment of taxes associated with such awards, or any shares of common stock subject to a SAR that are not issued in connection with the stock settlement of the SAR upon the exercise thereof become available for grant under the 2008 Omnibus Plan.

The maximum number of shares with respect to all awards that may be granted under the 2008 Omnibus Plan to any participant during any 36-month period is 500,000 shares. If an award is canceled, the shares with respect to such canceled award will continue to be counted toward the participant’s grant limitation.

Adjustments. The maximum number and kind of shares available for issuance under the 2008 Omnibus Plan is subject to appropriate adjustments to reflect certain events, such as a stock dividend, stock split, reorganization, recapitalization, business combination or similar event. Similar adjustments may also be made to:

•	the maximum number of shares which may be subject to any type of grant or award or any outstanding grant or award to any participant during any specified period; and

•	the per share exercise price of any outstanding stock option or SAR and the number or value of any units which are the subject of any other outstanding grant or award.

Term, Amendment and Termination.  The 2008 Omnibus Plan will remain in effect until May 28, 2018, unless sooner terminated by the board of directors. Termination will not affect grants and awards then outstanding. The board of directors may terminate or amend the 2008 Omnibus Plan at any time without stockholder approval, unless such approval is necessary to comply with the Exchange Act, the Code, the rules and regulations of the Nasdaq Stock Market or other applicable law. In any event, stockholder approval will be required to, among other things, amend the 2008 Omnibus Plan to increase the maximum number of shares which may be issued pursuant to the 2008 Omnibus Plan.

Stock Options.  The 2008 Omnibus Plan will permit the Compensation Committee to grant stock options to participants. The per share exercise price for any stock option will not be less than 100% of the fair market value of a share of common stock at the date of grant. Fair market value is defined as the closing market price of the common stock on the Nasdaq Stock Market on the grant date. The term of a stock option may not extend beyond ten years, with certain exceptions for death and disability.

The repricing of stock options at a lower exercise price, whether by cancellation or amendment of the original grant or in exchange for cash or another award, is expressly prohibited by the 2008 Omnibus Plan, without stockholder approval.

Stock Appreciation Rights. SARs may be granted under the 2008 Omnibus Plan in tandem with, in relation to or independent of any other award under the 2008 Omnibus Plan.

A SAR entitles the holder to receive an amount equal to all, or some portion (as determined by the Compensation Committee), of the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of such share at the date of grant, multiplied by the number of shares as to which the holder is exercising the SAR. SARs may be paid in cash or in shares of common stock (at fair market value on the date of exercise), or a combination thereof, as determined by the Compensation Committee. The Compensation Committee will establish the term of each SAR. As with stock options, the term of a SAR may not extend beyond ten years.

The repricing of SARs at a lower exercise price, whether by cancellation or amendment of the original grant or in exchange for cash or another award, is expressly prohibited by the 2008 Omnibus Plan, without stockholder approval.

Restricted Stock and RSUs.  The 2008 Omnibus Plan authorizes the granting of restricted stock and RSUs to participants. The Compensation Committee selects the grantees and determines the terms and conditions of each grant.

Restricted stock and RSUs may be issued subject to a restriction period during which the participant is not entitled to delivery of the shares or units, restrictions are placed on the transferability of the shares or units, and all or a portion of the shares or units will be forfeited if the recipient terminates employment for reasons other than as approved by the Compensation Committee. The Compensation Committee may also require that specified performance goals (as defined below) be attained during the restriction period. Upon expiration of the restriction period for RSUs, the appropriate number of shares will be delivered to the grantee (or credited to the grantee’s account) free of all restrictions. During the restriction period, the grantee will be entitled to vote restricted shares (but not RSUs) and, unless the Compensation Committee otherwise provides, the grantee of restricted stock or RSUs may receive dividends or dividend equivalents on a current or deferred basis including being subject to the same vesting conditions as the underlying award.

Performance Grants and Awards.  Under the 2008 Omnibus Plan, participants may be granted the contingent right, expressed in units (which may be equivalent to a share of common stock or other monetary value), to receive payments in shares of common stock, cash or any combination thereof (“performance grants”) based upon performance over a specified period (“performance period”). At the time of grant, the Compensation Committee will also establish one or more performance criteria (the “performance measure”) applicable to the performance grant and targets that must be attained relative to the performance measure (“performance goals”). The performance measure(s) for an award intended to qualify for the performance-based exception to Section 162(m) of the Code (a “162(m) Award”) may be based on any of the following criteria (which may be calculated on an absolute or per share basis), alone or in combination, as it relates to the Company and/or one or more of its subsidiaries or affiliates, as the Compensation Committee deems appropriate: net sales; revenue; product revenue; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margins; year-end cash; debt reductions; stockholders’ equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel. If the applicable performance criteria under a 162(m) Award are achieved for a given performance period, the Compensation Committee has full discretion to reduce or eliminate the amount otherwise payable for that performance period. Under no circumstances may the Compensation Committee use discretion to increase the amount payable to a participant under a 162(m) Award.

Performance grants that are intended to qualify as 162(m) Awards must also comply with the following requirements: Not later than the earlier of (i) 90 days after the commencement of each fiscal year of the Company and (ii) the expiration of 25% of the performance period, the Compensation Committee will, in writing, designate one or more performance periods, determine the participants for such performance periods and determine the performance goals for determining the Award for each participant for such performance period(s) based on attainment of specified levels of one or any combination of the performance criteria. Such performance goals may be based solely by reference to the performance of the Company or any of its subsidiaries’ or affiliates’ performance or the performance of a division, business segment or business unit of the Company or of an affiliate, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. In determining attainment of a performance goal, the comparisons utilized will be consistently applied from year to year. Provided that it is so specified at the time the performance goals are established, the Compensation Committee may exclude charges related to an event or occurrence which the Compensation Committee determines should be excluded, including, without limitation, (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles. At such time as it determines appropriate following the conclusion of each performance period but prior to payment of such award, the Compensation Committee will certify, in writing, that the performance goals and any other material terms were in fact satisfied.

Other Stock-Based Grants.  The 2008 Omnibus Plan permits other stock-based grants to participants in shares of common stock, in common stock equivalents or in other stock-based units on such terms and conditions as the Compensation Committee determines.

Transferability.  Awards other than incentive stock options may be transferable by a participant to any one or more of the following persons (each, a “Permitted Assignee”): (i) the spouse, parent, issue, spouse of issue, or issue of spouse (“issue” includes all descendants whether natural or adopted) of such participant; (ii) a trust for the benefit of one or more of those persons described in clause (i) above or for the benefit of such participant or for the benefit of any such persons and such participant; or (iii) an entity in which the participant or any Permitted Assignee thereof is a beneficial owner; provided, however, that such Permitted Assignee will be bound by all of the terms and conditions of the 2008 Omnibus Plan and must execute an agreement satisfactory to the Company evidencing such obligation; provided further, however, that any transfer by a participant to any Permitted Assignee must be subject to the prior consent of the Compensation Committee; and provided further, however, that such participant remain bound by the terms and conditions of the 2008 Omnibus Plan.

Deferrals. The Compensation Committee may defer the payment of any grant or award, or permit participants to defer their receipt of payment, for such period or periods and on such terms and conditions as the Compensation Committee may specify. Deferrals may be in the form of common stock equivalents, which earn dividend equivalents, or in cash, which may earn interest at a rate or rates specified by the Compensation Committee.

Change of Control.  Agreements evidencing awards may contain provisions for the acceleration of vesting, exercisability or payout in the event of a change in ownership or control of the Company.

Federal Income Tax Consequences.  Based on the Code and existing regulations thereunder, the anticipated Federal income tax consequences of the several types of grants and awards under the 2008 Omnibus Plan are as described below.

Grant of Stock Options and SARs.  An optionee will not recognize any taxable income at the time a stock option or SAR is granted and Reis will not be entitled to a Federal income tax deduction at that time.

Exercise of Incentive Stock Options.  No ordinary income will be recognized by the holder of an incentive stock option at the time of exercise. The excess of the fair market value of the shares of common stock at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the Federal “alternative minimum tax” at the date of exercise. If the optionee holds the shares of common stock purchased for two years after the date the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long-term capital gain or loss, as the case may be, and Reis will not be entitled to a Federal income tax deduction.

If the shares of common stock are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of common stock purchased at the time of exercise over the aggregate option exercise price and (ii) the excess of the amount realized upon disposition of such shares over the option exercise price. Reis will be entitled to a Federal income tax deduction equal to that amount.

Exercise of Non-Qualified Stock Options.  Taxable ordinary income will be recognized by the holder of a non-qualified stock option at the time of exercise in an amount equal to the excess of the fair market value of the shares of common stock purchased at the time of such exercise over the aggregate option exercise price. Reis will be entitled to a Federal income tax deduction equal to that amount. On a subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of sale. The capital gain or loss will be short-term or long-term depending on the period of time the shares are held by the optionee following exercise.

Exercise of Stock Appreciation Rights.  Upon the exercise of a SAR, the holder will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of common stock acquired. Reis will be entitled to a Federal income tax deduction equal to that amount. The holder’s basis in any shares of common stock acquired will be equal to the amount of ordinary income upon which he or she was taxed. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss. The capital gain or loss will be short-term or long-term depending on the period of time the shares are held by the grantee following receipt.

Restricted Stock.  A participant receiving a grant of restricted stock will not recognize income, and Reis will not be allowed a deduction, when restricted shares of common stock are granted, unless the participant makes the election under Section 83(b) of the Code described below (a “Section 83(b) Election”). While the restrictions are in effect, a participant will recognize compensation income equal to the amount of the dividends received and the Company will be allowed a deduction in a like amount.

When the restrictions on the shares of common stock are removed or lapse, the excess of fair market value of such shares on the date the restrictions are removed or lapse over the amount paid by the participant for the shares will be ordinary income to the participant. Reis will be entitled to a Federal income tax deduction equal to that amount. Upon disposition of the shares of common stock, the gain or loss recognized by the participant will be treated as a capital gain or loss. The capital gain or loss will be short-term or long-term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions.

If a Section 83(b) Election is filed by the participant with the Internal Revenue Service within 30 days after the date of grant, then the participant will recognize ordinary income and the holding period will commence as of the date of grant. The amount of ordinary income recognized by the participant will equal the excess of the fair market value of the shares as of the date of grant over the amount paid by the participant for the shares of common stock. Reis will be entitled to a deduction in a like amount. If such election is made and a participant thereafter forfeits the restricted shares of common stock, no refund or deduction will be allowed for the amount previously included in such participant’s income. Dividends paid after a Section 83(b) Election is filed by the participant are treated as dividend income and not as compensation income.

Performance Grants.  A participant receiving a performance grant will not recognize income, and the Company will not be allowed a deduction, at the time the grant is made. When a participant receives payment in cash or shares of common stock, the amount of cash and the fair market value of the shares of common stock received will be ordinary income to the participant (unless a Section 83(b) Election was filed with respect to such grant) and the Company will be entitled to a Federal income tax deduction equal to that amount.

Special Rules.  To the extent an optionee pays all or part of the option exercise price of a non-qualified stock option by tendering shares of common stock, the tax consequences described above apply except that the number of shares of common stock received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price will have the same basis and tax holding period as the shares of common stock surrendered. If the shares of common stock surrendered had previously been acquired upon the exercise of an incentive stock option, the surrender of such shares may be a disqualifying disposition of such shares. The additional shares of common stock received upon such exercise will have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. If an optionee exercises an incentive stock option by tendering shares previously acquired on the exercise of an incentive stock option, a disqualifying disposition may occur and the optionee may recognize income and be subject to other basis allocation and holding period requirements.

Tax Withholding.  All payments or distributions made pursuant to the 2008 Omnibus Plan to a participant (or a Permitted Assignee thereof) will be net of any applicable Federal, state and local withholding taxes arising as a result of the grant of any award, exercise of an option or SARs or any other event occurring pursuant to the 2008 Omnibus Plan. The Company will have the right to withhold from such participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the participant (or Permitted Assignee) to pay such withholding taxes. If the participant (or Permitted Assignee) fails to make such tax payments as are required, the Company or its subsidiaries or affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such participant or to take such other action as may be necessary to satisfy such withholding obligations. In satisfaction of the requirement to pay withholding taxes, the participant (or Permitted Assignee) may make a written election, which may be accepted or rejected in the discretion of the Compensation Committee, to have withheld a portion of the shares then issuable to the participant

(or Permitted Assignee) pursuant to the 2008 Omnibus Plan, having an aggregate fair market value equal to the withholding taxes, resulting in a lower number of shares being issued to the participant (or Permitted Assignee).

Section 162(m) Limit.  Reis believes that compensation paid under the 2008 Omnibus Plan from time to time to certain executive officers attributable to stock options, SARs and performance grants, and certain forms of restricted stock grants and stock-based grants, will be treated as qualified performance-based compensation and will be deductible by Reis and not subject to the $1 million deduction limitation of Section 162(m) of the Code.

Other Information

Future benefits under the 2008 Omnibus Plan are not currently determinable. As discussed under “Compensation Discussion and Analysis — Named Executive Officer Compensation Strategy — Incentive-Based Bonuses,” the Company did not have sufficient availability under its incentive plans to grant the number of RSUs the Compensation Committee would have otherwise contemplated granting under the Company’s existing 2007 Annual Incentive Compensation Plan (the “2007 Annual Plan”). The Compensation Committee has not made any determination as to whether compensation would have increased had the 2008 Omnibus Plan been in effect in 2007. See “Executive Compensation — Grants of Plan-Based Awards” for information relating to equity incentive plan awards that were made in 2007 to our named executive officers.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table details information for each of Reis’s compensation plans at December 31, 2007:

			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to be Issued upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by stockholders:
Rollover Stock Option Plan	—	$—	—
1997 Management Incentive Plan	17,724	$8.89	—
1998 Management Incentive Plan	348,124	$6.83	100,062

	365,848		100,062
Equity compensation plans not approved by stockholders:
2007 inducement grants	250,000	$10.40	—

Total	615,848	$8.34	100,062

Each of the above plans has expired, including the Amended and Restated 1998 Management Incentive Plan (the “1998 Plan”) on March 10, 2008, and no new grants may be made thereunder.

Proposal 3

Approval and Adoption of the Reis, Inc. 2008 Annual Incentive Compensation Plan

At the annual meeting, we will ask the stockholders to approve the Reis, Inc. 2008 Annual Incentive Compensation Plan (the “2008 Annual Plan”). The purpose of the 2008 Annual Plan is to advance the interests of Reis and its stockholders and to assist Reis in attracting, motivating and retaining executive officers and other key persons by providing incentives and financial rewards to those executive officers and other key persons, as the case may be, that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Code. If approved by stockholders at the annual meeting, the 2008 Annual Plan will become effective as of May 29, 2008.

The board of directors unanimously recommends that you vote “FOR” the approval and adoption of the 2008 Annual Plan.

Summary of the 2008 Annual Plan

The principal features of the 2008 Annual Plan are summarized below. The summary does not contain all information that may be important to you. You should read the complete text of the 2008 Annual Plan which is set forth at Annex B to this Proxy Statement.

Administration; Amendment and Termination.  The 2008 Annual Plan will be administered by the Compensation Committee (or a subcommittee of the Compensation Committee), which has broad authority to administer and interpret the 2008 Annual Plan and its provisions as it deems necessary and appropriate. The 2008 Annual Plan will remain in effect until terminated by the board of directors, which reserves the right to amend or terminate the 2008 Annual Plan at any time. Amendments to the 2008 Annual Plan will require stockholder approval to the extent required to comply with applicable law.

Eligibility.  Reis’s Chief Executive Officer and any other executive officers and other key persons of the Company or any subsidiary or affiliate (as defined in the 2008 Annual Plan) selected by the Compensation Committee to participate in the 2008 Annual Plan are eligible to receive awards under the 2008 Annual Plan. Currently, the Compensation Committee has designated each of our executive officers (including the Chief Executive Officer), and may designate additional employees, as eligible to participate in the 2008 Annual Plan.

Awards.  Under the 2008 Annual Plan, each participant is eligible to receive a maximum performance award based on performance criteria (as set forth in the 2008 Annual Plan). The performance criteria may be based on a variety of operating and financial performance metrics of Reis or any of its subsidiaries or affiliates. The actual performance award granted to a participant is determined by the Compensation Committee, which retains the discretionary authority to reduce or eliminate (but not increase) a performance award based on its consideration of, among other things, corporate and/or business unit performance against achievement of financial or non-financial goals, economic and relative performance considerations, and assessments of individual performance. The maximum award payable to any participant pursuant to the 2008 Annual Plan during any 12-month period is $2,000,000.

The time period during which the achievement of the performance goals is to be measured will be Reis’s fiscal year or such other period that the Compensation Committee may establish. Within the earlier of 90 days after the beginning of each fiscal year or the expiration of 25% of a performance period, the Compensation Committee will designate one or more performance periods, determine the participants for such performance periods and affirm the applicability of the formula for determining each participant’s award. As a result of these requirements, the first performance period under the 2008 Annual Plan is expected to be calendar year 2009. Until such time, the 2007 Annual Plan would continue in effect.

Each award under the 2008 Annual Plan will be paid in cash; provided that the Compensation Committee may in its discretion determine that all or a portion of an award will be paid in shares of common stock, restricted stock, RSUs, stock options or other stock-based or stock denominated units that are issued pursuant to Reis’s equity compensation plans in existence at the time of the grant. An award will be paid only after written certification by the Compensation Committee as to the attainment of the performance goals and the amount of the award.

Under no circumstances may the Compensation Committee use discretion to increase the amount payable to any participant under an award.

Performance Criteria.  The performance measure(s) for an award may be based on any of the following criteria (which may be calculated on an absolute or per share basis), alone or in combination, as it relates to the Company and/or any one or more of its subsidiaries or affiliates, as the Compensation Committee deems appropriate: net sales; revenue; product revenue; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margins; year-end cash; debt reductions; stockholders’ equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel.

Provided that it is so specified at the time the performance goals are established, the Compensation Committee may exclude charges related to an event or occurrence which the Compensation Committee determines should appropriately be excluded, including, without limitation, (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles. At such time as it determines appropriate following the conclusion of each performance period but prior to payment of such award, the Compensation Committee will certify, in writing, that the performance goals and any other material terms were in fact satisfied.

Termination of Employment.  A participant who terminates employment with Reis during a performance period due to retirement, disability or death may be eligible to receive an award under the 2008 Annual Plan prorated for the portion of the performance period prior to termination of employment. Subject to the discretion of the Compensation Committee to determine otherwise, if a participant terminates employment with Reis for a reason other than retirement, disability or death, no award will be payable with respect to the performance period in which such termination occurs.

Tax Withholding.   The Company (or any subsidiary or affiliate) reserves the right to make all payments or distributions pursuant to the 2008 Annual Plan to a participant, net of any applicable Federal, state and local taxes required to be paid or withheld. The Company will have the right to withhold from wages, awards or other amounts otherwise payable to such participant such withholding taxes as may be required by law, or to otherwise require the participant to pay such withholding taxes. If the participant fails to make such tax payments as are required, the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such participant or to take such other action as may be necessary to satisfy such withholding obligations.

Federal Income Tax Consequences.  Based on the Code and existing regulations thereunder, the anticipated Federal income tax consequences of awards under the 2008 Annual Plan are as described below.

If an award under the 2008 Annual Plan is paid in cash or its equivalent, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) at the time the award is paid in an amount equal to the cash or the fair market value of its equivalent, and Reis will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. If, in accordance with the exercise of Committee discretion, a portion or all of an award under the 2008 Annual Plan is paid to a participant in shares of common stock, restricted stock, RSUs, stock options, or other stock-based or stock-denominated units, pursuant to an equity compensation plan, the Federal income tax consequences of such payment will be identical to those discussed under “Proposal 2 — Approval and Adoption of the Reis, Inc. 2008 Omnibus Incentive Plan,” with respect to the 2008 Omnibus Plan.

Section 162(m) of the Code limits the deductibility of certain compensation of the principal executive officer and the next three most highly compensated officers of publicly-held corporations, other than the principal financial officer. Compensation paid to such an officer during a year in excess of $1 million that is not performance-based (or does not comply with other exceptions) would not be deductible on a company’s Federal income tax return for that year. It is intended that compensation attributable to awards payable under the 2008 Annual Plan will qualify as performance-based. The board of directors and/or the Compensation Committee will evaluate from time to time the relative benefits to Reis of qualifying other awards under the 2008 Annual Plan for deductibility under Section 162(m) of the Code.

Approval

If the 2008 Annual Plan is not approved by stockholders, Reis will consider other alternatives available with respect to performance-based compensation. See “Compensation Discussion and Analysis — Tax Implications of Executive Compensation.”

Other Information

The amounts of awards for fiscal year 2008 or subsequent years will be determined based upon Reis’s operating and financial performance and, in addition, will be subject to the Compensation Committee’s right to reduce any participant’s award by any amount in its sole discretion. As a result, it is not possible to determine the amounts of awards for fiscal year 2008 or subsequent years at this time. Moreover, because the Compensation Committee can reduce each participant’s award under the 2008 Annual Plan by any amount in its discretion, it is also not possible to determine the amounts that would have been paid for fiscal year 2007 had the 2008 Annual Plan been in effect during such year. If the 2008 Annual Plan is approved by stockholders, it would replace the 2007 Annual Plan beginning with calendar year 2009 compensation.

Proposal 4

Ratification of the Appointment of the
Independent Registered Public Accounting Firm

Reis’s independent registered public accounting firm for the fiscal year ended December 31, 2007 was Ernst & Young LLP. Reis’s Audit Committee has appointed Ernst &Young LLP to continue as the independent registered public accounting firm for Reis for the fiscal year ending December 31, 2008, subject to ratification of such appointment by stockholders. If stockholders do not ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm, the board of directors may consider another independent registered public accounting firm.

A representative of Ernst & Young LLP will be present at the annual meeting. The representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders present at the annual meeting.

The board of directors unanimously recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Reis.

Audit and Non-Audit Fees

The following table sets forth the fees billed to Reis for the years ended December 31, 2007 and 2006 by Ernst & Young LLP:

	2007	2006

Audit fees(A)	$856,460	$574,729
Audit-related fees(B)	$—	$79,907
Tax fees(C)	$134,000	$115,000
All other fees	$—	$—

(A)	Consists of fees billed for professional services rendered for (1) the audit of Reis’s annual financial statements for the years ended December 31, 2007 and 2006, (2) the reviews of the financial statements included in Reis’s quarterly reports on Form 10-Q during 2007 and 2006, (3) the internal control audit associated with the Sarbanes-Oxley Act Section 404 requirements in 2007 and (4) services associated with Reis’s registration statements filed with the SEC, including fees associated with Merger-related filings.

(B)	Consists of fees billed for due diligence services in connection with the Merger.

(C)	Consists of Merger-related consultation and tax return compliance.

Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. The Audit Committee will consider annually and approve the provision of audit services by its independent registered public accounting firm and consider and, if appropriate, approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider specific engagements on a case-by-case basis and approve them, if appropriate.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to one or more of its members to whom authority is delegated. The member or members to whom such authority is delegated are required to report any specific approval of services at the Audit Committee’s next regular meeting.

During the years ended December 31, 2007 and 2006, all fees set forth above were approved by the Audit Committee.

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of Reis’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, this report of the Audit Committee will not be incorporated by reference into any such filings.

Reis’s management is responsible for Reis’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the effectiveness of internal control over financial reporting as well as Reis’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles (“GAAP”). The Audit Committee oversees Reis’s internal control over financial reporting on behalf of the board of directors.

The Audit Committee met four times during 2007 and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Reis’s consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance,” including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with the independent registered public accounting firm the firm’s independence from Reis and its management.

The Audit Committee discussed with Reis’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Reis’s internal control over financial reporting, and the overall quality of Reis’s financial reporting process. The Audit Committee also approved the professional (including non-audit) services provided by the independent registered public accounting firm, considered the range of audit and non-audit fees, reviewed any related party transactions and reviewed and approved the issuance of the quarterly financial statements and disclosures in Reis’s quarterly reports on Form 10-Q during 2007 and the year-end financial statements and disclosures in Reis’s annual report on Form 10-K for the year ended December 31, 2007, in each case before such document was filed with the SEC.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of Reis’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of Reis’s financial statements with GAAP. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that Reis’s financial statements are presented in accordance with GAAP, that the audit of Reis’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that Reis’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in Reis’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The Audit Committee has selected, subject to stockholder ratification, Ernst & Young LLP as Reis’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

The Audit Committee of the Board of Directors of Reis, Inc.
M. Christian Mitchell (Chairperson)
Douglas Crocker II
Mark S. Germain

Compensation Discussion and Analysis

The following discussion and analysis of Reis’s compensation philosophy and compensation for Reis’s named executive officers during the year ended December 31, 2007 should be read together with the compensation tables and related disclosures set forth under “Executive Compensation.”

Compensation Philosophy

General.  Reis’s compensation philosophy for officers starts from the premise that the success of Reis depends upon the dedication and commitment of the people placed in key operating positions to drive and execute Reis’s business strategy. Reis strives to satisfy the demands of its business model by providing Reis’s officers with incentives tied to the successful implementation of corporate objectives.

Reis grounds its officer compensation philosophy on the following basic principles:

•	Meeting the Demands of the Market. Reis’s goal is to compensate officers at competitive levels that position Reis as a desirable choice among peer institutions that provide similar services.

•	Aligning with Stockholders. Reis uses equity compensation as a key component of compensation to develop a culture of ownership among key personnel and to align their individual financial interests with the interests of Reis’s stockholders.

•	Driving Performance. Compensation is structured around the attainment of company-wide financial and individual performance targets that return positive results on financial metrics.

Reis’s compensation program consists of three primary elements: (i) base compensation; (ii) short-term cash-based incentive compensation; and (iii) long-term equity-based incentive compensation. Reis meets the objectives of its compensation philosophy by attempting to achieve a balance among these three elements that it believes is competitive with industry peers and creates appropriate incentives for officers. To achieve the necessary balance, the Compensation Committee has, when appropriate, engaged the services of nationally recognized independent compensation consultants who provide expertise on competitive compensation practices and assist in benchmarking the Company’s compensation program to peer institutions and to “best practices.”

Base Compensation.  Subject to existing employment agreements, officer salaries and minimum bonuses are reviewed at least annually to assess individual performance, to evaluate competitive position on base pay and to make any necessary adjustments. The Company’s goal is to maintain salary levels at a level consistent with base pay received by those in comparable positions at peer institutions.

Short-Term Performance-Based Incentive Compensation.  The Company grants short-term performance-based incentive compensation designed to reward the attainment of annual company-wide financial objectives at specified levels and individual performance relative to the specific tasks an officer is expected to accomplish during the performance period. The 2007 Annual Plan permits, and the 1998 Plan permitted, the annual granting of short-term performance-based equity compensation. The 2007 Annual Plan also permits the annual granting of short-term performance-based cash compensation. The 2008 Annual Plan and the 2008 Omnibus Plan would permit the annual granting of short-term performance-based equity compensation. The 2008 Annual Plan would also permit the annual granting of short-term performance-based cash compensation. In 2007 and 2008, the Compensation Committee has established an annual cash bonus pool to be used under the 2007 Annual Plan to implement this portion of the Company’s compensation philosophy.

Long-Term Equity-Based Incentive Compensation.  The Company’s long-term incentive compensation program is based on the delivery of competitive equity awards to officers. The equity-based compensation program is used to reward outstanding performance with incentives that promote the creation of long-term stockholder value. The 2007 Annual Plan permits, and the 1998 Plan permitted, the annual granting of long-term performance-based equity compensation. The 2008 Annual Plan and the 2008 Omnibus Plan would permit the annual granting of short-term performance-based equity compensation.

Adoption of Plan of Liquidation; Subsequent Termination of Plan of Liquidation

Prior to the Merger, Wellsford’s compensation arrangements were designed to retain the necessary key and administrative personnel to carry out Wellsford’s Plan of Liquidation, which was adopted in November 2005. In anticipation of the adoption of the Plan of Liquidation, certain employees were terminated and employment contracts and arrangements were modified for remaining employees to meet the expected requirements of the Plan of Liquidation. Under the Plan of Liquidation, the Wellsford board of directors determined that it was not appropriate to grant equity compensation to employees or directors. In connection with the Merger, and the termination of the Plan of Liquidation, arrangements with certain key employees were modified again.

Role of the Compensation Committee

The Compensation Committee operates under the mandate of a formal charter that establishes a framework for the fulfillment of the Compensation Committee’s responsibilities. These responsibilities include the oversight and administration of the Company’s cash- and stock-based incentive programs and monitoring the success of these programs in achieving the objectives of the compensation philosophy. The Compensation Committee and the board of directors review the Compensation Committee’s charter at least annually to ensure that the scope of the charter is consistent with the Compensation Committee’s expected role.

The Compensation Committee’s charter provides for the Compensation Committee to have direct responsibility for the following, among other, matters:

•	approving, in advance, the compensation and employment arrangements for Reis’s executive officers;

•	reviewing all of the compensation and benefit plans and programs in which Reis’s executive officers participate; and

•	reviewing and recommending changes to Reis’s equity-based plans to the Reis’s board of directors, as appropriate, subject to stockholder approval as required.

The Compensation Committee currently consists of three independent directors. For information on changes in the composition of the Compensation Committee during 2007, see “Corporate Governance — Meetings and Committees of the Board of Directors — Changes in Board of Directors and Committee Composition.” During 2007, the Compensation Committee met two times and also took action by written consent on several occasions. When appropriate, the Compensation Committee included management in its deliberations. The current members of the Compensation Committee are Messrs. Del Giudice (Chairperson), Frucher and Lowenthal.

Role of the Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to obtain at Reis’s expense compensation surveys, reports on the design and implementation of compensation programs for directors, officers and employees, and other data and documentation as the Compensation Committee considers appropriate. In addition, the Compensation Committee has the sole authority to retain and terminate any outside counsel or other experts or consultants engaged to assist it in the evaluation of compensation of our directors and executive officers, including the sole authority to approve such consultants’ fees and other retention terms.

In 2005, F.W. Cook was engaged by the Compensation Committee to advise on the impact of Wellsford’s December 14, 2005 $14.00 per share cash initial liquidating distribution and the anti-dilution provisions in the relevant incentive plans.

As a result of the decision to acquire Private Reis, Wellsford’s management and the Compensation Committee determined that it was necessary to move away from a liquidation strategy to a going concern business strategy for executive compensation arrangements. In September 2006, the Compensation Committee began an evaluation of the objectives, design elements and process for establishing executive compensation for the key executives of Wellsford and Private Reis, with the Private Reis business being the primary source of growth, revenues and profits post-Merger. In connection with this evaluation, the Compensation Committee engaged F.W. Cook as a consultant to advise on and prepare a compensation study for executive officers of Wellsford and Private Reis and directors of Wellsford. F.W. Cook’s methodology included analyzing compensation levels at a peer group of ten information service companies, as described under “ — Peer Group Analysis.” Emphasis was given to businesses that collect and disseminate information and/or maintain databases as Private Reis did (and Reis Services does) in its business.

In addition, for 2007, the Compensation Committee considered the following factors, among other matters, in determining compensation levels for executive officers:

•	the qualifications, skills and experience level of the respective executive officer;

•	the position, role and responsibility of the respective executive officer within Reis; and

•	the general business and particular compensation experience and knowledge that the Compensation Committee members gained through their respective combined experience working in and with publicly held companies.

F.W. Cook billed Reis approximately $1,000, $51,000 and $26,000 related to services for the years ended December 31, 2007, 2006 and 2005, respectively.

In 2008, the Compensation Committee has engaged F.W. Cook to advise with respect to the provisions of the 2008 Omnibus Plan and the 2008 Annual Plan, each of which is being submitted to stockholders for approval at the annual meeting.

Peer Group Analysis

A critical element of Reis’s compensation philosophy and a key driver of specific compensation decisions for officers is a comparative analysis of compensation mix and levels relative to a peer group of publicly traded information services companies. A guiding principle of the compensation philosophy is the maintenance of a competitive compensation program relative to the companies with which Reis competes for talent. In the fall of 2006, this peer group, in anticipation of the Merger, was selected with the assistance of the independent compensation consultant discussed below, on the basis of several factors, including size, operating characteristics and financial performance. The members of the peer group included the following ten companies:

Bankrate, Inc.
CoStar Group, Inc.
EDGAR Online, Inc.
HouseValues, Inc.
InsWeb Corporation
LocatePLUS Holdings Corporation
LoopNet, Inc.
Onvia, Inc.
TheStreet.com, Inc.
Track Data Corporation

Role of Our Chief Executive Officer in the Compensation Process

The Chief Executive Officer (Jeffrey Lynford prior to the Merger and Lloyd Lynford after the Merger) provides recommendations to the Compensation Committee in connection with its evaluation of the appropriate compensation mix and level for each executive officer (other than with respect to the Chief Executive Officer), including the terms of the executive officers’ employment agreements. The Chief Executive Officer does not participate in Compensation Committee discussions relating to the determination of his compensation.

Named Executive Officers

Reis’s named executive officers (as defined by the SEC) during 2007 were:

•	Lloyd Lynford, President and Chief Executive Officer

•	Jeffrey H. Lynford, Chairman (former President and former Chief Executive Officer)

•	Jonathan Garfield, Executive Vice President

•	James J. Burns, Vice Chairman

•	David M. Strong, Senior Vice President — Development

•	Mark P. Cantaluppi, Vice President and Chief Financial Officer

Each named executive officer’s employment arrangement is governed by an employment agreement, as more fully described under “Executive Compensation.”

Named Executive Officer Compensation Strategy

Cash Components of Compensation.  Named executive officer compensation earned during the year ended December 31, 2007 is comprised of the following:

		Contractual
	Base	Minimum	Discretionary
Name	Salary	Bonus (A)	Bonus (B)

Lloyd Lynford(C)	$218,750	$158,301	$225,000
Jeffrey H. Lynford	375,000	375,000	—
Jonathan Garfield(C)	218,750	73,288	225,000
James J. Burns	221,000	110,500	225,000
David M. Strong	217,960	163,470	36,530
Mark P. Cantaluppi	218,458	109,229	478,771

(A)	Contractual minimum bonuses for 2007 were paid to the executive officers in January 2008. Contractual minimum bonuses for 2006 were paid in January 2007 and are not included in the table.

(B)	Discretionary bonuses for 2007 were paid to the executive officers on March 11, 2008, except that $175,000 was paid to Mr. Burns and $413,000 was paid to Mr. Cantaluppi during 2007, for Merger-related efforts and, for Mr. Cantaluppi, to compensate him for the payment he would have been entitled to receive under his employment agreement on the placement of Wellsford’s assets into a liquidating trust, which would have occurred as a result of the Plan of Liquidation if Wellsford did not consummate the Merger. Discretionary bonuses for 2006 were paid in January 2007 and are not included in the table.

(C)	Since Lloyd Lynford and Mr. Garfield were not employees of Reis prior to the Merger, this table reflects only post-Merger compensation for these individuals from June 1, 2007.

Base Salary and Contractual Minimum Bonuses.  Reis’s historic compensation philosophy has been to pay a base salary to provide a source of monthly income and to pay annually a year-end minimum bonus based on amounts agreed to in the respective executive officer’s employment contract. In determining the combined amounts, consideration is given to the executive officer’s qualifications and experience, scope of responsibilities, the executive officer’s past performance and future potential and the relationship of pay to other Reis employees. The Compensation Committee also considers the reasonableness of the amounts being paid and the need to retain executive officers. In particular, the Compensation Committee considered the need to retain the remaining small core of executive officers and other employees because of their unique knowledge of Wellsford’s business while Wellsford was operating under the Plan of Liquidation, together with the potential difficulty in recruiting qualified replacements for positions which would have limited longevity as long as the Plan of Liquidation was in effect.

Incentive-Based Bonuses.  Reis uses contractual incentive-based compensation for certain of its executive officers. These bonuses are a direct result of meeting defined financial and/or operational goals. Mr. Strong’s contract includes an incentive-based bonus of up to $1,000,000 based on an internal rate of return realized from the inception of the Palomino Park project. To date, Mr. Strong has earned approximately $605,000 of his Palomino Park incentive bonus, which amount was paid in January 2006, as a result of the sale of the rental phases of the project. In addition, Mr. Strong is entitled to incentive-based payments based on the profits from the Gold Peak phase of Palomino Park. After all 259 Gold Peak condominium units are sold, Mr. Strong is entitled to receive an amount equal to the first $259,000 of the Company’s profits from the Gold Peak project over $8,000,000, plus 5% of the Company’s profits above $8,259,000. By December 31, 2007, Reis had accrued approximately $249,000 related to Mr. Strong’s Gold Peak incentive-based bonuses, none of which will be paid until profit goals are completely attained. For a discussion of the terms of Mr. Strong’s contract, see “Executive Compensation — Employment Agreements.’’

In addition, based on the recommendation of F.W. Cook, Reis established, at the time of the Merger, a cash bonus pool to be used under the 2007 Annual Plan for certain executive officers. The 2007 Annual Plan cash bonus pool is intended to reward increases in earnings before interest, taxes, depreciation and amortization (“EBITDA”), as defined in the 2007 Annual Plan, of Reis Services. The use of Reis Services’s EBITDA as the benchmark for the

2007 Annual Plan cash bonus pool is based on the recommendation of F.W. Cook as being an appropriate benchmark taking into account a number of factors, including the primary industry in which Reis operates following the Merger.

The formula for the cash bonus pool to be used under the 2007 Annual Plan, calculated on a per share basis, is 20% of incremental Reis Services EBITDA above 20% EBITDA growth over the prior year, plus 30% of incremental Reis Services EBITDA above 30% EBITDA growth plus 40% of incremental Reis Services EBITDA above 40% EBITDA growth (maxing out at 200% of the aggregate minimum contractual bonuses of the participating executive officers). Reis Services EBITDA will not be charged for any “public company” expenses until 2009; however, the existing base will be adjusted, at that time, for the pro forma public expenses in 2008. The maximum dollar value of all awards payable to any participant in any twelve month period is capped at $2,000,000.

If the 2008 Annual Plan is approved by stockholders, it would replace the 2007 Annual Plan beginning with calendar year 2009 compensation.

For 2007, Lloyd Lynford received approximately $161,000, Mr. Garfield received approximately $161,000 and Mr. Cantaluppi received approximately $47,000, in cash bonuses under the 2007 Annual Plan. These amounts were paid in March 2008 and were based on the Company’s operating performance.

Additional Discretionary Bonuses.  Discretionary bonuses are also given to executive officers outside of the 2007 Annual Plan. Discretionary bonuses for executive officers are based on the achievements of the individual, the business achievements by Reis during the year and the additional time demands placed on executive officers.

Lloyd Lynford and Mr. Garfield each received an additional discretionary bonus of approximately $64,000 for 2007, paid in March 2008. These discretionary bonuses were made in lieu of RSUs that would have been granted to the executive officers under the 2007 Annual Plan, but for the fact that the Company did not have the ability to grant additional RSUs under its incentive plans. In awarding these bonuses, the Compensation Committee considered the Company’s 2007 operating performance and the executive officers’ post-Merger-related efforts. The Compensation Committee also determined that the cash discretionary bonuses were of equal or lesser value than the RSUs the executive officers would have otherwise received under the 2007 Annual Plan.

Mr. Burns’s additional bonus paid in 2007 of $175,000 was for his additional working time and workload related to the Merger. An additional discretionary bonus of $50,000 was paid in March 2008 as a result of his time and efforts relating to the Company’s operations in 2007 subsequent to the Merger. For 2006, Mr. Burns was paid a discretionary bonus of approximately $225,000 in January 2007. As part of the Plan of Liquidation, the Wellsford board of directors requested that Mr. Burns reduce and modify his employment to two days a week and, accordingly, modified his level of compensation beginning on April 1, 2006. His expected primary responsibility at that time was to coordinate the preparation of Wellsford’s 2005 Federal, state and local tax returns. As a result of the subsequent decision to pursue the Merger, Mr. Burns was required to greatly increase his time commitment to Wellsford and his workload starting in June 2006. At that time his salary was not increased.

Mr. Strong received a discretionary bonus of approximately $37,000 for 2007, paid in March 2008, to compensate him for his efforts related to the Company’s East Lyme and Claverack real estate projects. For 2006, Mr. Strong received a discretionary bonus of $100,000, paid in January 2007, which was attributable to his success in arranging the sale of the Company’s telecommunications assets and services at its Palomino Park project, achieving a profit 50% greater than the original budget and successfully negotiating settlement with the Company’s partner in such operations.

Mr. Cantaluppi was paid an additional bonus during 2007 of $413,000, which was determined by the Wellsford Compensation Committee to be an appropriate amount to compensate him for the amount he would have been entitled to receive at the time Wellsford’s assets were transferred into a liquidating trust, which would have occurred as a result of the Plan of Liquidation if Wellsford did not consummate the Merger. Mr. Cantaluppi received an additional discretionary bonus of approximately $19,000 for 2007, paid in March 2008. This discretionary bonus was made in lieu of RSUs that would have been granted to Mr. Cantaluppi under the 2007 Annual Plan, but for the fact that the Company did not have the ability to grant additional RSUs under its incentive plans. In awarding these bonuses, the Compensation Committee considered the Company’s 2007 operating performance and Mr. Cantaluppi’s post-Merger-related efforts. The Compensation Committee also determined that the cash discretionary bonus was of equal or lesser value than the RSUs Mr. Cantaluppi would have otherwise received under the 2007 Annual Plan. For 2006, Mr. Cantaluppi was paid a discretionary bonus of approximately $177,000 in January 2007 as a result of his efforts relating to the merger agreement between the Company and Private Reis, the bank loan entered into by Reis Services in connection with the Merger and the initial filing of the joint proxy statement/prospectus relating to the Merger with the SEC on December 28, 2006.

Long-Term Compensation.  The Compensation Committee seeks to enhance the profitability of Reis, and thus stockholder value, by closely aligning the financial interests of Reis’s executive officers with those of its stockholders. To achieve this, the Compensation Committee believes that Reis’s compensation program should:

•	emphasize stock ownership and, thereby, tie long-term compensation to increases in stockholder value over a multi-year period;

•	enhance Reis’s ability to attract and retain qualified executive officers; and

•	stress teamwork and overall company results.

In awarding equity compensation to executive officers, consideration is given to the long-term incentives previously granted to them. Equity compensation may take the form of restricted stock, RSUs, options to purchase shares of Reis common stock or other stock-based awards.

The Compensation Committee believes that grants of restricted stock, RSUs and options to purchase shares of Reis common stock promote loyalty to Reis and encourage the recipients to coordinate their interests with those of Reis’s stockholders. The 2007 Annual Plan permitted the grant of RSUs under the 1998 plan as a portion of the performance-based compensation thereunder.

The employment agreements signed by Lloyd Lynford and Mr. Garfield provided for them to receive RSUs for 100,000 shares and 46,000 shares of Reis common stock, respectively, at the time of the Merger. The RSUs vest in three equal annual installments, if certain levels of Reis Services EBITDA growth ranging from 10% to 30% are met each year or cumulatively during the three year period. These RSUs were awarded as inducement grants outside of the Company’s existing incentive plans.

In addition, options were granted to certain executive officers and key employees at the discretion of the Compensation Committee with the input of Jeffrey Lynford, Lloyd Lynford and Mr. Garfield. The options granted to four Reis Services employees at the time of the Merger were awarded as inducement grants outside of the Company’s existing incentive plans. All other options granted in 2007, including the 75,000 options granted to Mr. Cantaluppi, were granted under the 1998 Plan. All of the options granted in 2007 vest in five equal annual installments.

In February 2008, Lloyd Lynford was granted 21,000 RSUs, Mr. Garfield was granted 21,000 RSUs and Mr. Cantaluppi was granted 10,000 RSUs, based on their contributions to the Company’s operating performance. These RSUs vest in three equal annual installments.

Stock Compensation Grant and Award Practices; Timing Issues.  The Compensation Committee generally considers whether to make stock option grants and/or award other forms of equity during January or February of each year. Grants or awards may be made at other times during the year based on specific circumstances such as a new hire or a change in position or responsibility. The Compensation Committee’s decisions are reported to the full board of directors.

The process for determining equity awards and setting stock option grant dates and exercise prices is independent of any consideration of the timing of the release of material nonpublic information. Similarly, the Company has never timed the release of material nonpublic information with the purpose or intent of affecting the value of equity compensation.

Grants of restricted stock or RSUs representing shares of Reis common stock form a part of Reis’s long-term incentive package. Typically, some portion of these grants will vest annually over a period of several years if the executive officers and key employees remain employed by Reis. In making grants of restricted stock or RSUs, the Compensation Committee will consider an individual’s scope of responsibilities, experience, past contributions to Reis and anticipated contributions to Reis’s long-term success.

Options to purchase shares of Reis common stock are granted with an exercise price equal to the fair market value of the shares of Reis common stock on the date of grant and, as determined by the Compensation Committee, generally vest and become exercisable over a period of years based on continued employment. This is intended to create stockholder value over the long term since the full benefit of the compensation package cannot be realized unless the share price appreciates and the employee remains employed by Reis. In making grants of options to purchase shares of Reis common stock, the Compensation Committee will consider an individual’s scope of responsibilities, experience, past contributions to Reis and anticipated contributions to Reis’s long-term success.

Prior Management Incentive Plans.  In order to carry out its long-term incentive compensation objectives prior to the Plan of Liquidation, Wellsford had previously established a 1997 Management Incentive Plan and the 1998 Plan, which we refer to together as the Management Incentive Plans, and a Rollover Stock Option Plan, which we refer to as the Rollover Plan and, together with the Management Incentive Plans, as the Incentive Plans. These plans enabled Wellsford to attract, compensate and retain directors, executive officers and employees and provided them with appropriate incentives and rewards for their performance. The Rollover Plan was established for the purpose of granting options and corresponding rights to purchase regular shares of Wellsford common stock to replace former Residential Trust options.

Awards to directors, executive officers and other employees under the Incentive Plans took the form of stock options and reload options. Under the Management Incentive Plans, Wellsford also provided restricted stock awards and stock purchase awards, which allowed for loans to non-executive officer employees for the purpose of purchasing shares of Wellsford common stock. No equity awards were made between the adoption of the Plan of Liquidation and its termination at the time of the Merger.

As permitted by the Incentive Plans and in accordance with the provisions of Wellsford’s option plans, applicable accounting rules, and the American Stock Exchange rules (where the Company’s common stock traded at the time) and Federal income tax laws, Wellsford’s outstanding stock options were adjusted to prevent a dilution of benefits to option holders arising from a reduction in value of shares of Wellsford common stock as a result of the $14.00 per share initial liquidating cash distribution made to stockholders in December 2005. The adjustment reduced the exercise price of the outstanding options by the ratio of the price of the common stock immediately after the distribution ($5.60 per share) to the stock price immediately before the distribution ($19.85 per share) and increased the number of shares of Wellsford common stock subject to outstanding options by the reciprocal of the ratio. As a result of this adjustment, the 520,665 options outstanding as of December 31, 2005 were converted into options to acquire 1,845,584 shares of Wellsford common stock and the weighted average exercise price of such options was decreased from $20.02 per share to $5.65 per share. The board of directors approved these option adjustments on January 26, 2006. At the same time, as a result of the prior adoption of the Plan of Liquidation, the board of directors authorized amendments to outstanding options to allow an option holder to receive from the Company, in cancellation of the holder’s option, a cash payment with respect to each cancelled option equal to the amount by which the fair market value of the share of stock underlying the option exceeds the exercise price of such option. Additionally, certain non-qualified “out of the money” options, which had original maturity dates prior to December 31, 2007, were extended by the board of directors to the later of December 31 of the year of original expiration or the 15th day of the third month following the date of the original expiration.

The ability to issue awards pursuant to the 1998 Plan expired on March 10, 2008 and the other Incentive Plans expired at earlier dates. Accordingly, the Company does not currently have the ability to execute its compensation philosophy with respect to long-term incentive-based equity awards. Therefore, the Company is seeking stockholder approval of the proposed 2008 Omnibus Plan at the annual meeting. See “Proposal 2 — Approval and Adoption of the Reis, Inc. 2008 Omnibus Incentive Plan” for a description of the 2008 Omnibus Plan.

Severance and Change of Control Benefits.  The Company has negotiated and entered into employment agreements with each of the named executive officers. The Compensation Committee believed that it was important to ensure that these individuals would continue to lead the Company and provide the expertise and continuity that were critical to the Company’s success.

The Company believes that the severance benefits established, and the circumstances under which they would be payable, are appropriate based on each executive officer’s position and tenure with the Company, and competitive practices in effect among the Company’s peers at the time of execution of the agreements. Consistent with these competitive practices, the definitions of “cause” and “good reason” incorporated into the agreements were selected to assure that the executive officers would be fairly compensated in the event that the Company denied them the opportunity, as a result of a change of control or as otherwise specified, to fulfill the terms of their agreements, or materially altered the terms and conditions under which they were to perform their services. The terms and conditions of these severance benefits are described under “Executive Compensation — Potential Payments Upon Termination or Change of Control.”

Perquisites and Other Personal Benefits.  Reis maintains employee benefit plans that provide all employees with the opportunity to enroll in health, dental, life insurance and disability insurance programs. Reis also maintains 401(k) retirement plans that are available to all employees after a minimum service period. Reis provides matching contributions as provided in each 401(k) plan. Prior to the Merger, Wellsford provided life insurance to all of its employees, at two times salary, up to a maximum of $200,000, plus $20,000, except for Jeffrey Lynford, who received $600,000 of coverage. Subsequent to the Merger, life insurance is provided to all Reis and Reis Services employees at one times salary up to a maximum of $100,000, except for Jeffrey Lynford, who receives $600,000 of coverage.

Since 1993, Jeffrey Lynford’s employment contracts have provided for him to participate in split-dollar life insurance policies. During 2002, Wellsford agreed to transfer the ownership of these policies to Jeffrey Lynford and, since January 1, 2003, the Company has paid him additional compensation of $35,315 per year for the pre-tax cost of the premiums for these policies which he then pays personally.

In addition to the above described payments, Jeffrey Lynford received matching contributions of $2,500 in 2007 and 2006 into the Wellsford 401(k) plan and an aggregate of $13,164 and $14,267 in 2007 and 2006, respectively, which was primarily comprised of monthly automobile parking, annual club and airline lounge dues and excess term life insurance premiums.

Jeffrey Lynford’s contract does not require him to provide full-time services to Reis as long as he is fulfilling his fiduciary responsibilities to Reis. During 2007 and 2006, Jeffrey Lynford agreed to a $20,000 reduction in his minimum contractual bonus for those periods to reimburse the Company for the services his administrative assistant provided for non-Company related activities.

Compensation of Directors

The Compensation Committee was advised by F.W. Cook in the Fall of 2006 with respect to aspects of director compensation. Upon review of F.W. Cook’s advice, the Compensation Committee determined the appropriate mix and level of compensation for non-employee directors of Reis. Directors who are also employees of Reis or any of its subsidiaries do not receive compensation for service on the board of directors. The level and mix of director compensation is reviewed by the Compensation Committee on a periodic basis to ensure consistency with the objectives of the overall compensation philosophy and to remain competitive among peer institutions. Director compensation is described in detail under “Corporate Governance — Compensation of Directors.”

Stock Ownership Requirements

Reis does not have a policy or guidelines that require a specified ownership of Reis common stock by directors or executive officers or stock retention guidelines applicable to equity-based awards granted to directors and executive officers. However, RSUs granted to directors are not transferable and no shares are delivered to the directors until six months after their termination of service as a director.

As of March 31, 2008, Reis’s executive officers and directors as a group beneficially owned 2,789,016 shares of common stock or 24.8% of the total outstanding shares of common stock. See “Stock Ownership.”

Tax Implications of Executive Compensation

It is the responsibility of the Compensation Committee to address the issues raised by the tax laws which make certain non-performance based compensation to executives of public companies in excess of $1,000,000 non-deductible. In this regard, the Compensation Committee must determine whether any actions with respect to this limit should be taken by Reis.

The aggregate deduction for each named executive officer’s compensation is potentially limited by Section 162(m) of the Code to the extent the aggregate amount paid to an executive officer exceeds $1,000,000, unless it is paid under a pre-determined objective performance plan meeting certain requirements, or satisfies one of various other exceptions specified in the Code. The Compensation Committee has considered the impact of Section 162(m) of the Code in determining the incentive and long-term stock awards given to the named executive officers and will consider Section 162(m) of the Code in the context of future compensation decisions. However, a formal policy that requires all compensation to be tax deductible for purposes of Section 162(m) of the Code has not been adopted.

Stockholders are being asked to approve the 2008 Annual Plan and the 2008 Omnibus Plan, which approval will ensure that compensation paid pursuant to either plan is tax deductible for purposes of Section 162(m) of the Code.

Accounting Implications of Executive Compensation for Share-Based Payments

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004), “Share-Based Payment,” which is a revision of SFAS No. 123 (“SFAS No. 123R”). SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options and restricted share units, both of which were issued by the Company in connection with the Merger, to be recognized in the statement of operations based on their fair values. Reis recorded approximately $959,000 of non-cash compensation expense in General and Administrative expenses during the period June 1, 2007 to December 31, 2007 related to stock option grants and RSU grants at or subsequent to the Merger for grants treated as equity awards.

During the first quarter of 2006, the Company determined that it was appropriate to record a provision of approximately $4,227,000 to reflect the modification permitting an option holder to receive a net cash payment in cancellation of the holder’s option based upon the fair value of an option in excess of the exercise price. While under the liquidation basis of accounting in 2006 and during the period January 1, 2007 to May 31, 2007, the change in the liability is reflected in the statement of changes in net assets in liquidation.

Changes in the settlement value of option awards treated under the liability method as defined by SFAS No. 123R are reflected as income or expense in the statements of operations under the going concern basis of accounting. The Company recorded a compensation benefit for the period June 1, 2007 to December 31, 2007 in General and Administrative expenses in the statement of operations of approximately $1,847,000, as a result of the stock price declines during the period. During the period June 1, 2007 to December 31, 2007, the Company paid an aggregate of approximately $2,632,000 and issued 212,070 shares of common stock in settlement of “in-the-money” options at the respective exercise dates.

During the year ended December 31, 2006, the Company made cash payments aggregating approximately $668,000 related to 237,426 options cancelled for option holders electing this method. The remaining reserve for option cancellations reported at December 31, 2006 in the Company’s consolidated net assets in liquidation was approximately $2,633,000 and was calculated based upon the difference in the closing price of the Company’s common stock at December 31, 2006 of $7.52 and the individual exercise prices of all outstanding “in-the-money” options at that date. At May 31, 2007, the liability for options which could be settled in cash was approximately $7,269,000, based on the closing price of the Company’s common stock of $11.00 per share. No cash payments were made during the five months ended May 31, 2007.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the compensation of Reis’s named executive officers (i.e., its Chief Executive Officer (principal executive officer), its former Chief Executive Officer, its Chief Financial Officer (principal financial officer) and its three other most highly compensated executive officers whose aggregate compensation exceeded $100,000 during 2007). Each of our executive officers has entered into an employment agreement governing his compensation and related arrangements with Reis and/or Reis Services.

Change in
Pension Value
and Non-Qualified
Non-Equity	Deferred
Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)(A)	($)(B)	($)(C)	($)(D)	($)	($)	($)(H)	($)

Lloyd Lynford —	2007	$377,051	$63,932	$370,741	$—	$161,068	$—	$1,428	$974,220
Chief Executive Officer and President(E)(F)

Jeffrey H. Lynford —	2007	$730,000(G	)	$—	$—	$—	$—	$—	$50,979	$780,979
Chairman of the Board,	2006	730,000(G	)	—	—	—	—	892	(I)	52,082	782,974
Former Chief Executive
Officer and Former
President(E)

Jonathan Garfield —	2007	$292,038	$63,932	$170,541	$—	$161,068	$—	$1,428	$689,007
Executive Vice President(F)

James J. Burns — Vice	2007	$331,500	$225,000	$—	$—	$—	$—	$2,500	$559,000
Chairman	2006	233,700	225,000	—	—	—	—	2,500	461,200

David M. Strong — Senior	2007	$381,430	$36,530	$—	$—	$—	$—	$2,500	$420,460
Vice President —	2006	370,322	100,000	—	—	—	—	2,500	472,822
Development

Mark P. Cantaluppi —	2007	$327,687	$431,688	$—	$32,585	$47,083	$—	$2,500	$841,543
Vice President, Chief	2006	294,525	176,825	—	—	—	—	2,500	473,850
Financial Officer

(A)	Salary includes base salary and contractual minimum bonuses. Contractual minimum bonuses for 2007 were paid to the executive officers in January 2008. Contractual minimum bonuses for 2006 were paid in January 2007.

(B)	Bonus includes discretionary bonuses in excess of contractual minimum bonuses. Discretionary bonuses for 2007 were paid to the executive officers on March 11, 2008, except that $175,000 was paid to Mr. Burns and $413,000 was paid to Mr. Cantaluppi during 2007, for Merger-related efforts and, for Mr. Cantaluppi, to compensate him for the payment he would have been entitled to receive on the placement of Wellsford’s assets into a liquidating trust, which would have occurred as a result of the Plan of Liquidation if Wellsford did not consummate the Merger. Discretionary bonuses for 2006 were paid in January 2007.

(C)	The amounts reflected in this column are the amounts of compensation expense recognized in 2007 for RSUs granted in 2007 for each named executive officer. The grant date fair market value of the RSUs, computed in accordance with SFAS 123R, used to calculate these amounts is the same as that used for stock-based compensation disclosure in the consolidated financial statements included in Reis’s annual report on Form 10-K for the year ended December 31, 2007.

(D)	The amounts reflected in this column are the amounts of compensation expense recognized in 2007 for stock options granted in 2007 for each named executive officer. The calculation of these amounts disregards the estimate of forfeitures related to time-based vesting conditions. The grant date fair market value of the stock options, computed in accordance with SFAS 123R, used to calculate these amounts is the same as that used for stock-based compensation disclosure in the consolidated financial statements included in Reis’s annual report on Form 10-K for the year ended December 31, 2007.

(E)	Jeffrey Lynford was the Chief Executive Officer and President of Wellsford through the Merger. Subsequent to the Merger, Lloyd Lynford became the Chief Executive Officer and President of Reis.

(F)	Since Lloyd Lynford and Mr. Garfield were not employees of Reis prior to the Merger, this table reflects only post-Merger compensation for these individuals from June 1, 2007.

(G)	Jeffrey Lynford has elected to reduce his contractual bonus by $20,000 in 2007 and 2006 to compensate the Company for services performed by his administrative assistant on non-company matters.

(H)	Other compensation for Jeffrey Lynford includes $35,315 in 2007 and 2006 for pre-tax payments for premiums on whole life insurance policies provided for in his employment contract, matching contributions of $2,500 in 2007 and 2006 into the Wellsford 401(k) plan, and an aggregate of $13,164 and $14,267 in 2007 and 2006, respectively, which was primarily comprised of monthly automobile parking, annual club and airline lounge dues and excess term life insurance premiums. For the other executive officers, the amounts presented in 2007 and 2006 represent matching contributions into the 401(k) plans and do not reflect any perquisites as the aggregate value of perquisites for these executive officers was less then $10,000.

(I)	Represents earnings in the deferred compensation plan in January 2006 until transfer of the plan assets on January 27, 2006.

Employment Agreements

Each of our named executive officers has entered into an employment agreement governing his compensation and related arrangements with Reis and/or Reis Services.

Lloyd Lynford.  Lloyd Lynford’s employment agreement provides for him to be employed as President and Chief Executive Officer of Reis and Reis Services for a three year term expiring on May 30, 2010. Under the agreement, he is entitled to a salary of $375,000 per year and a minimum bonus of $270,000 per year. The agreement also entitled him to receive the 100,000 RSUs granted to him at the time of the Merger.

Jeffrey H. Lynford.  Jeffrey Lynford’s employment agreement provides for him to be employed as Chairman of Reis and Reis Services for a three year term expiring on May 30, 2010. Under the agreement, he is entitled to a salary of $375,000 per year and, in 2007, a minimum bonus of $375,000. The agreement does not require him to provide full-time services to Reis and Reis Services as long as he is fulfilling his fiduciary responsibilities to Reis and Reis Services.

Jonathan Garfield.  Mr. Garfield’s employment agreement provides for him to be employed as Executive Vice President of Reis and Reis Services for a three year term expiring on May 30, 2010. Under the agreement, he is entitled to a salary of $375,000 per year and a minimum bonus of $125,000 per year. The agreement also entitled him to receive the 46,000 RSUs granted to him at the time of the Merger.

James J. Burns.  Mr. Burns’s employment agreement provides for him to be employed as Vice Chairman of Reis through December 31, 2008. Under the agreement effective April 1, 2006, he is entitled to a salary of $125,000 per year subject to annual increases and a minimum annual bonus equal to 50% of his salary. The agreement requires him to devote approximately two business days per week to Reis’s business. The board of directors increased Mr. Burns’s salary in 2007 to $221,000 per year, due to his increased workload and time commitment. Mr. Burns is also entitled, unless earlier terminated, to receive, on December 31, 2008, an amount equal to $75,000 per full calendar year of service to Reis, up to a maximum of $225,000.

David M. Strong.  Mr. Strong’s employment agreement provides for him to be employed as Senior Vice President — Development of Reis. The agreement is currently effective through December 31, 2008 but automatically renews for successive one year terms unless either party notifies the other party not later than the September 30 immediately preceding the then scheduled termination date of the agreement. Mr. Strong’s 2007 salary under the agreement was $217,960. Under the agreement, Mr. Strong’s salary increases by three percent in each subsequent year. He is entitled to a minimum annual bonus equal to 75% of his salary. The agreement also provides for Mr. Strong to receive incentive-based bonuses as described under “Compensation Discussion and Analysis — Named Executive Officer Compensation Strategy — Incentive-Based Bonuses.”

Mark P. Cantaluppi.  Mr. Cantaluppi’s employment agreement provides for him to be employed as Vice President and Chief Financial Officer of Reis and Chief Financial Officer of Reis Services for a three year term expiring on May 30, 2010. Under the agreement, he is entitled to a salary of $225,000 per year and a minimum annual bonus equal to 50% of his salary. The agreement also provided for the payment to Mr. Cantaluppi by the Company of $413,000, which compensated him for the payment he would have been entitled to receive on the placement of Wellsford’s assets into a liquidating trust, which would have occurred as a result of the Plan of Liquidation if Wellsford did not consummate the Merger. The agreement also entitled him to receive the 75,000 options granted to him at the time of the Merger.

See “ — Potential Payments Upon Termination or Change of Control” for information regarding payments that may be made to our named executive officers upon termination of employment or a change of control.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to our named executive offices during 2007. The equity awards granted in 2007 identified in the table below are also reported under “— Outstanding Equity Awards at Fiscal Year End — Named Executive Officers.”

All Other
								All Other	Option
								Stock Awards:	Awards:	Exercise	Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Fair Value
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	of Stock
		Plan Awards(A)			Plan Awards(B)			Stock or	Underlying	Option	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)	Awards(C)

Lloyd Lynford	5/29/07	$—	$—	$—	—	100,000	100,000	—	—	—	$1,040,000
Jeffrey H. Lynford(D)	6/6/07	$—	$—	$—	—	——	—	—	243,931	$10.67	$217,099
Jonathan Garfield	5/29/07	$—	$—	$—	—	46,000	46,000	—	—	—	$478,400
James J. Burns	—	$—	$—	$—	—	—	—	—	—	—	—
David M. Strong	—	$—	$—	$—	—	—	—	—	—	—	—
Mark P. Cantaluppi	5/29/07	$—	$—	$—	—	—	—	—	75,000	$10.40	$294,000

(A)	The 2007 Annual Plan cash bonus pool provides for an aggregate maximum payout to all participants based on two times the contractual minimum bonuses of the group of executive officers. There are no thresholds, targets or maximums on an individual basis.

(B)	The RSUs granted to Lloyd Lynford and Mr. Garfield vest in three equal annual installments, if certain levels of Reis Services EBITDA growth ranging from 10% to 30% are met each year or cumulatively during the three year period.

(C)	For stock options, the amount reflects the calculated Black-Scholes fair value of options granted at their respective dates as used to determine compensation expense for SFAS 123R purposes, the assumptions for which are included in the footnote disclosure in the consolidated financial statements included in Reis’s annual report on Form 10-K for the year ended December 31, 2007.

(D)	Pursuant to his option agreements, Jeffrey Lynford received “reload” options to purchase 243,931 shares of the Company’s common stock which had an exercise price of $10.67 per share reflecting the market value of the Company’s common stock at the time of the grant. These reload options expired on December 31, 2007, did not have a net cash settlement feature and were treated as an equity award.

Outstanding Equity Awards at Fiscal Year End — Named Executive Officers

The following table reflects all outstanding equity awards to Reis’s named executive officers as of December 31, 2007.

Stock Awards
Equity
Incentive
									Equity		Plan
	Option Awards								Incentive		Awards:
				Equity					Plan		Market or
				Incentive					Awards:		Payout
				Plan					Number of		Value of
				Awards:				Market	Unearned		Unearned
	Number of	Number of		Number of			Number of	Value of	Shares,		Shares,
	Securities	Securities		Securities			Shares or	Shares or	Units or		Units or
	Underlying	Underlying		Underlying			Units of	Units of	Other		Other
	Unexercised	Unexercised		Unexercised	Option		Stock That	Stock That	Rights		Rights
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	That Have		That Have
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Not Vested		Not Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)(A)	(#)		($)(A)

Lloyd Lynford	—	—		—	$—	—	—	$—	100,000	(B)	$768,000
Jeffrey H. Lynford	—	—		—	$—	—	—	$—	—		$—
Jonathan Garfield	—	—		—	$—	—	—	$—	46,000	(B)	$353,280
James J. Burns	—	—		—	$—	—	—	$—	—		$—
David M. Strong	10,634	—		—	$5.03	12/9/08	—	$—	—		$—
	21,268	—		—	$4.60	12/9/09	—	$—	—		$—
Mark P. Cantaluppi	17,723	—		—	$4.55	11/14/09	—	$—	—		$—
	—	75,000	(C)	—	$10.40	5/29/17	—	$—	—		$—

(A)	Based upon the December 31, 2007 closing stock price of Reis common stock of $7.68 per share.

(B)	The RSUs vest in three equal annual installments, if certain levels of Reis Services EBITDA growth ranging from 10% to 30% are met each year or cumulatively during the three year period.

(C)	The stock options were granted at an exercise price equal to the closing market price of Reis’s common stock on the date of the Merger and vest in five equal annual installments.

Option Exercises and Stock Vested in 2007

The following table reflects the stock options exercised by the named executive officers during 2007. No stock awards vested during 2007.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares	Value
	Acquired on	Value Realized	Acquired on	Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)

Lloyd Lynford	—	$—	—	$—
Jeffrey H. Lynford(A)(B)	909,261	$4,390,094	—	$—
Jonathan Garfield	—	$—	—	$—
James J. Burns	—	$—	—	$—
David M. Strong(B)	31,196	$99,515	—	$—
Mark P. Cantaluppi	—	$—	—	$—

(A)	Includes an aggregate value of $4,334,869 for 891,949 options for which Jeffrey Lynford tendered certain shares of common stock he owned as payment of the exercise price, in a series of transactions on June 6, 2007. Jeffrey Lynford reduced the number of shares he would ultimately receive, in satisfaction of his approximately $2,072,000 withholding tax obligation, which obligation the Company satisfied in cash. This payment was treated as an option cancellation payment. As a result, Jeffrey Lynford received a net of 212,070 shares of the Company’s common stock upon the completion of this exercise.

(B)	The value realized on exercise reflects the difference between the closing price of the Company’s common stock on May 21, 2007 of $9.00 per share and the exercise price of $5.81 per share on 17,312 options exercised by Jeffrey Lynford and 31,196 options exercised by Mr. Strong.

Pension Benefits

Reis does not have a pension plan. However, both Wellsford (now Reis) and Private Reis (now Reis Services) have separate 401(k) plans for their respective employee groups, and these plans have not been merged as of the date of this proxy statement.

Non-Qualified Deferred Compensation

Prior to January 2006, Wellsford maintained a deferred compensation plan. The balance of the assets and corresponding liabilities related to the deferred compensation plan were transferred into another entity, and the entity was sold, in January 2006. See “Corporate Governance — Certain Relationships and Other Related Transactions.”

Potential Payments Upon Termination or Change of Control

Under the employment agreements between Reis and the executive officers indicated below, Reis may be obligated to make severance or post-termination payments to the applicable individual.

Lloyd Lynford and Jonathan Garfield.  In May 2007, Lloyd Lynford and Mr. Garfield each entered into an employment agreement with Reis and Reis Services. Under their respective agreements:

•	the employment of Lloyd Lynford or Mr. Garfield, as applicable, will terminate automatically upon the death of the executive officer and may be terminated by Reis and Reis Services (the “employer”) prior to expiration of the three year term for disability or cause, and Lloyd Lynford or Mr. Garfield, as applicable, may terminate his employment agreement for good reason, which includes (A) a material diminution in duties or responsibilities for either employer or a demotion or change in direct reporting relationship to the Reis board of directors, (B) being removed from, not nominated for re-election to, or not re-elected to the Reis board of directors, (C) a material breach by either employer of the employment agreement which is not cured within 20 days after notice of the breach, or (D) requiring Lloyd Lynford or Mr. Garfield, as applicable, to report to work on a regular basis at a location outside of a 30-mile radius from 530 Fifth Avenue, New York, New York;

•	upon termination of employment for death or disability, Lloyd Lynford or Mr. Garfield, as applicable, or his estate or other beneficiaries, will be paid his salary through the date of termination, accrued vacation pay, unpaid bonuses for prior years, unreimbursed business expenses and an additional amount equal to the difference between (1) $810,000, in the case of Lloyd Lynford, and $375,000, in the case of Mr. Garfield, and (2) the sum of his minimum annual bonuses paid in years prior to the date of termination;

•	upon termination of employment for cause by the employers or without good reason by Lloyd Lynford or Mr. Garfield, as applicable, he will not receive any payments other than salary through the date of termination, accrued vacation pay, unpaid bonuses for prior years and unreimbursed business expenses payable to him as of the date of termination;

•	if, within two years following a change of control, the employers terminate the employment of Lloyd Lynford or Mr. Garfield, as applicable, without cause or if either resigns for good reason, then he will be paid an amount equal to (1) salary through the date of termination, accrued vacation pay, unpaid bonuses for prior years and unreimbursed business expenses payable to him as of the date of termination, and (2) an amount equal to (A) 2.5 times his gross annual base salary for the year during which termination occurs, plus (B) a pro rata portion (based on the number of days employed during the year in which termination occurs) of the annual bonus received in the preceding year that was in excess of the minimum annual bonus amount, plus (C) the sum of the present value (using a 5% discount rate) of any unpaid minimum annual bonuses for the three year term; further, in the case of Lloyd Lynford only, he may resign within 30 days after a six-month period beginning on the effective date of a change of control and the resignation will be treated as a resignation for good reason;

•	if at any time during the three year term (except during the two years following a change of control), the employers terminate the employment of Lloyd Lynford or Mr. Garfield, as applicable, for a reason other than cause, death or disability or either resigns for good reason, then he will be paid (1) salary through the date of termination, accrued vacation pay, unpaid bonuses for prior years and unreimbursed business expenses payable to him as of the date of termination, plus (2) the greater of the sum of (x) his gross annual base salary for each year remaining through the end of the three year term and (y) $375,000 plus (3) the sum of the present value (using a 5% discount rate) of any unpaid minimum annual bonuses for the three year term plus (4) a pro rata portion (based on the number of days employed during the year in which termination occurs) of the annual bonus received in the preceding year that was in excess of the minimum annual bonus amount; and

•	for the period during which Lloyd Lynford or Mr. Garfield, as applicable, is employed pursuant to his employment agreement and, in certain cases for up to one year following termination, each is subject to confidentiality, non-competition and non-solicitation restrictions.

For purposes of Lloyd Lynford’s and Mr. Garfield’s employment agreements, the term “cause” means Lloyd Lynford’s or Mr. Garfield’s, as applicable, (1) breach of the restrictive covenants set forth in the employment agreements, (2) material breach of any other terms of the employment agreement which is not cured within 20 days of notice of the breach, (3) fraud or dishonesty in the course of employment, (4) continued gross neglect of duties for reasons other than disability, or (4) conviction, a plea of guilty or nolo contendre to any felony charge.

For purposes of Lloyd Lynford’s and Mr. Garfield’s employment agreements, the term “change of control” means the occurrence of any of the following, whether directly or indirectly, voluntarily or involuntarily, whether as part of a single transaction or a series of transactions:

•	during any period of 12 consecutive months or less, individuals who at the beginning of that period constitute the Reis board of directors cease, for any reason, to constitute at least a majority of the board of directors, unless the election or nomination for election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

•	the sale, transfer or other disposition of all or substantially all of the assets of either employer (other than to a wholly-owned direct or indirect subsidiary of either employer or a benefit plan of either employer); or

•	any person or entity or group of affiliated persons or entities (other than Lloyd Lynford, Mr. Garfield or a group including either of them) acquiring beneficial ownership (as that term is used in Rules 13d-3, 13d-5 or 16a-1 under the Exchange Act) of 30% or more of the shares of capital stock or other equity of either employer, having by the terms thereof voting power to elect the members of the Reis board of directors, or, convertible into shares of such capital stock or other equity of either employer; or

•	the stockholders or members of either employer adopting a plan of liquidation or approving the dissolution of either employer; or

•	the merger, consolidation, or reorganization of either employer or any similar transaction which results in (1) the beneficial owners of the voting power of either employer immediately prior to the merger, consolidation, reorganization or transaction beneficially owning, after giving effect to such merger, consolidation, reorganization or transaction, interests or securities of the surviving or resulting entity representing 50% or less of the shares of capital stock or other equity of the surviving or resulting entity having by the terms thereof voting power to elect the members of the board of directors (or equivalent thereof) or convertible into shares of such capital stock or other equity of such entity or (2) any person or entity or group of affiliated persons or entities (other than Lloyd Lynford, Mr. Garfield or a group including either of them) owning, after giving effect to such merger, consolidation, reorganization or transaction, interests or securities of the surviving or resulting entity, acquiring beneficial ownership of 30% or more of the shares of capital stock or other equity of the surviving or resulting entity having by the terms thereof voting power to elect the members of the Reis board of directors (or equivalent thereof) or convertible into shares of such capital stock or other equity of such entity.

Jeffrey H. Lynford.  In May 2007, Jeffrey Lynford entered into an amended employment agreement with Reis and Reis Services. Under the agreement:

•	the employment of Jeffrey Lynford may be terminated by the employers prior to expiration of the three year term for death, disability or “proper cause,” and Jeffrey Lynford may terminate the agreement for “good reason”;

•	upon termination (i) at any time prior to a change of control by the employers for cause or by Jeffrey Lynford for other than “good reason” or (ii) at any time because of death or disability, then, in any such case, Jeffrey Lynford or his estate or beneficiaries, as applicable, will be paid his salary through the date of termination;

•	upon (i) termination at any time by the employers other than for proper cause or by Jeffrey Lynford for good reason other than a change of control or (ii) either employer is liquidated and/or its assets are distributed to a liquidating trust, Jeffrey Lynford will be paid an amount equal to the greater of (1) the aggregate amount of salary that would have become payable to Jeffrey Lynford between the termination date and the expiration of the employment agreement and (2) $375,000, plus in each of clause (1) or (2) a pro rata portion of any annual bonus paid or payable for the immediately preceding contract year;

•	upon termination by Jeffrey Lynford for good reason solely as a result of a change of control, Jeffrey Lynford will be paid an amount equal to (1) $937,500, plus (2) a pro rata portion of any annual bonus paid or payable for the immediately preceding contract year; and

•	if termination occurs for any reason whatsoever (other than by the employers for proper cause), including the expiration of the term of the employment agreement, (1) Reis must assign to Jeffrey Lynford all right, title and interest in and to both a split dollar life insurance agreement between him and Reis and the related insurance policies referred to in that agreement, without requiring repayment by him of paid or accrued premiums with respect to those policies, (2) all unvested stock options, restricted stock and other similar awards will vest immediately and (3) he will be entitled to receive all benefits payable to him under pension or other retirement or deferred compensation benefit plans in effect on the date of termination.

For purposes of Jeffrey Lynford’s employment agreement, “proper cause” means (A) the willful and continuous failure by Jeffrey Lynford to substantially perform his duties which is not cured after a written demand for substantial performance, or (B) the willful engaging by Jeffrey Lynford in conduct which is demonstrably and materially injurious to the employers, monetarily or otherwise. Jeffrey Lynford may terminate his employment agreement for “good reason” under the following circumstances: (A) the assignment to Jeffrey Lynford of duties materially inconsistent with his status as a senior executive officer of the employers, or a substantial alteration in the nature or status of his responsibilities; (B) a breach by the employers of any of their respective obligations contained in the employment agreement which is not cured after a written demand; (C) failure by the employers to pay any installment of previously awarded incentive compensation or bonuses; (D) failure of the employers to obtain a satisfactory agreement from a successor to perform its obligations under the agreement; or (E) any change of control.

For purposes of Jeffrey Lynford’s employment agreement, a “change of control” is defined as the occurrence of any of the following:

(A)	any of the following occurs: (1) a Services Sale Change of Control, (2) a Services Acquisition Change of Control, (3) a Services 14A Change of Control, or (4) a Services Percentage Change of Control (each capitalized term as defined below). For purposes of the agreement:

(i)	a “Services Sale Change of Control” means that Reis Services has engaged in a merger, consolidation or reorganization or sells all or substantially all of its assets to a “Person” (as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act; provided, however, that a Services Sale Change of Control will not be deemed to have occurred hereunder if (x) immediately prior thereto the circumstance in clause (iii)(x) or (y) below exist, or (y) the Company owns, directly or indirectly, immediately following such transaction in excess of 50% of the combined voting power of the outstanding equity securities of the corporation or other entity resulting from such Services Sale Transaction;

(ii)	a “Services Acquisition Change of Control” means that Reis Services has acquired the assets of another company or a subsidiary of Reis Services merges, consolidates or reorganizes with another company and the Company owns, directly or indirectly, immediately following such transaction 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such transaction, provided, however, that a Services Acquisition Change of Control shall not be deemed to have occurred hereunder if immediately prior thereto the circumstance in clause (iii)(x) or (y) below exist;

(iii)	a “Services 14A Change of Control” means that a change of control has occurred relating to Reis Services of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as in effect on the date hereof, whether or not Reis Services is then subject to such reporting requirement, provided, however, that a Services Percentage Change of Control will not be deemed to have occurred hereunder if immediately prior to the occurrence of what would otherwise be a change of control hereunder (x) Jeffrey Lynford is the other party to the transaction (a “Services Control Event”) that would otherwise result in a change of control of Reis Services or (y) Jeffrey Lynford is an executive officer, trustee, director or more than 5% equity holder of the other party to the Services Control Event or of any entity, directly or indirectly, controlling such other party; and

(iv)	a “Services Percentage Change of Control” means a Person (other than the Company) or group of affiliated Persons (other than the Company) owns at any time 30% or more of the outstanding voting securities of Reis Services.

(B)	A Parent Asset Sale occurs. A “Parent Asset Sale” means the Company sells, transfers or otherwise disposes of all or substantially all of its real estate assets in one or more transactions whether or not such transactions are related or part of a series of transactions, provided, however, that a Parent Asset Sale will not be deemed to have occurred hereunder if immediately prior thereto the circumstance in clause (E)(x) or (y) below exist.

(C)	A Parent Sale Change of Control occurs. A “Parent Sale Change of Control” means the Company has engaged in a merger, consolidation or reorganization or sells all or substantially all of its assets to a Person, provided, however, that a Parent Sale Change of Control will not be deemed to have occurred if (1) immediately prior thereto the circumstance in clause (E)(x) or (y) below exist, or (2) the equity owners immediately before such transaction own, directly or indirectly, immediately following such transaction in excess of 50% of the combined voting power of the outstanding equity securities of the corporation or other entity resulting from such transaction (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such transaction; provided that notwithstanding the foregoing, a Parent Sale Change of Control will be deemed to have occurred if immediately following such transaction, any person or entity or group of affiliated persons or entities (other than Jeffrey Lynford or a group including him) owns, after giving effect to such transaction, interests or securities of the Surviving Corporation representing 30% or more of the shares of capital stock or other equity of the Surviving Corporation having by the terms thereof voting power to elect the members of the board of directors (or equivalent thereof) or convertible into shares of such capital stock or other equity of the Surviving Corporation.

(D)	A Parent Acquisition Change of Control occurs. A “Parent Acquisition Change of Control” means the Company has acquired the assets of another company or a subsidiary of the Company merges, consolidates or reorganizes with another company and (1) the equity owners of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such transaction (the “Other Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such transaction or (2) immediately following such transaction, any person or entity or group of affiliated persons or entities (other than Jeffrey Lynford or a group including him) owns, after giving effect to such transaction, interests or securities of the Other Surviving Corporation representing 30% or more of the shares of capital stock or other equity of the Other Surviving Corporation having by the terms thereof voting power to elect the members of the board of directors (or equivalent thereof) or convertible into shares of such capital stock or other equity of the Other Surviving Corporation, provided, however, that a Parent Acquisition Change of Control will not be deemed to have occurred it immediately prior thereto the circumstance in clause (E)(x) or (y) below exist.

(E)	A Parent 14A Change of Control occurs. A “Parent 14A Change of Control” means that a change of control has occurred relating to the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement, provided, however, that a Parent 14A Change of Control shall not be deemed to have occurred if immediately prior to the occurrence of what would otherwise be a change of control of the Company (x) Jeffrey Lynford is the other party to the transaction (a “Parent Control Event”) that would otherwise result in a change of control of the Company or (y) Jeffrey Lynford is an executive officer, trustee, director or more than 5% equity holder of the other party to the Parent Control Event or of any entity, directly or indirectly, controlling such other party.

(F)	Adoption by the board of directors (or equivalent thereof) and the approval by the stockholders or equity owners of a liquidation or dissolution of either employer.

(G)	Any Person or group of affiliated Persons owns at any time 30% or more of the outstanding voting securities of the Company, provided that such Person or group will not be deemed to own 30% or more of the outstanding voting securities of the Company if the last event or transaction which results in such ownership is (a) the issuance of such securities in connection with the acquisition by the Company of assets or (b) the acquisition by the Company of any such voting securities; provided, however, that if a Person owns 30% or more of the outstanding voting securities of the Company as a result of the acquisition by the Company of any such voting securities and after such acquisition by the Company, such Person becomes the owner of any additional voting securities of the Company then a change of control of the Company will occur.

(H)	During any period of twelve consecutive months or less, individuals who at the beginning of such period constitute the board of directors cease, for any reason, to constitute at least a majority of the board of directors, unless the election or nomination for election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period (either by a specific vote of such directors or by the approval of the employer’s proxy statement in which each such individual is named as a nominee for a director without written objection to such nomination by such directors); provided, however, that no individual initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the board of directors will be deemed to be approved (solely for purposes of this clause (H)).

Notwithstanding anything contained in the agreement to the contrary, if Jeffrey Lynford’s employment is terminated prior to a change of control and Jeffrey Lynford reasonably demonstrates that such termination: (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change of control and who effectuates a change of control or (ii) otherwise occurred in connection with, or in anticipation of, a change of control which actually occurs, then for all purposes of the agreement, the date of the change of control with respect to Jeffrey Lynford will mean the date immediately prior to the date of such termination of Jeffrey Lynford’s employment.

In the employment agreement, Jeffrey Lynford has agreed to maintain the confidentiality of the employers’ information.

James J. Burns.  In March 2006, Mr. Burns entered into an employment agreement with the Company. Mr. Burns’s agreement provides that:

•	if Mr. Burns is terminated without cause or as a result of his disability or death, he is entitled to a bonus equal to 50% of his then base salary, pro rated based on the number of days in the calendar year in which the termination occurs which have elapsed prior to such termination; and

•	in addition to the foregoing bonus, if Mr. Burns is terminated by the Company prior to December 31, 2008, other than for cause, or as a result of his disability or death, he is entitled to receive an amount equal to $75,000 per full calendar year of service to Reis, up to a maximum of $225,000.

For purposes of Mr. Burns’s employment agreement, “cause” means (1) the commission of fraud, willful misconduct, or gross negligence in the performance of duties, (2) conviction of a felony, or (3) violation of the terms, conditions or obligations set forth in his agreement. Mr. Burns’s agreement does not contain any change of control or similar provisions.

David Strong.  In October 2004, as amended in March 2006, Mr. Strong entered into an employment agreement with the Company. The agreement currently expires on December 31, 2008, and renews automatically on each January 1 for one year (or such shorter period of at least six months as may be designated by the Company by written notice to Mr. Strong at least 45 days prior to the expiration of the then current term) beyond the end of such term, unless, not later than 30 days prior to the expiration of the then current term, either Mr. Strong or the Company notifies the other party of its intention not to extend the agreement. Under the agreement:

•	if termination occurs because of Mr. Strong’s death, his estate will receive a lump sum payment equal to his base salary for the year in which he died multiplied by the greater of (1) 0.5 or (2) the percentage of his base salary for the immediately preceding fiscal year that was paid to him as a bonus, this amount being referred to as the “deemed bonus”;

•	if termination occurs due to disability, he will be entitled to a lump sum payment equal to (1) his base salary payable from January 1 of the year in which termination occurs through the last day of the month in which termination occurs multiplied by (2) the same fraction used to determine the deemed bonus amount described above; and

•	if termination occurs for any reason aside from death, disability, by Mr. Strong, or by the Company for cause, he will be entitled to (1) a continuation of salary and bonus payments through the later of the date of termination and December 31, 2008, and (2) a lump sum payment of twice his then current annual base salary if it has not been paid by December 31, 2008.

For purposes of Mr. Strong’s employment agreement, “cause” is defined as actions by Mr. Strong which constitute malfeasance; malfeasance includes but is not limited to actions which are fraudulent, dishonest, or otherwise criminal. Cause may be determined in the reasonable but sole discretion of Company’s board of directors. Mr. Strong’s agreement does not contain any change of control or similar provisions.

Mark P. Cantaluppi.  In May 2007, Mr. Cantaluppi entered into an employment agreement with Reis and Reis Services. Under the agreement:

•	the employment of Mr. Cantaluppi may be terminated by the employers prior to expiration of the three year term for death, disability or “cause”, and Mr. Cantaluppi may terminate the agreement for “good reason”;

•	upon termination for death, disability or by reason of cause, Mr. Cantaluppi will be paid his salary through the date of termination, and if the termination is for death or disability, he will be paid a pro rata portion of his minimum annual bonus;

•	upon termination by the employers other than by reason of cause or death or disability, Mr. Cantaluppi will be paid an amount equal to the sum of (i) two times his annual base salary for the year in which termination occurs, (ii) a pro rata portion of his minimum annual bonus for the year in which termination occurs and (iii) all accrued and previously unused vacation time;

•	upon termination by Mr. Cantaluppi following a change of control and the failure of Mr. Cantaluppi to be offered “comparable employment” by the successor entity within 15 calendar days of the change of control, Mr. Cantaluppi will be paid an amount equal to the sum of (i) two times his annual base salary for the year in which the change of control occurs, (ii) a pro rata portion of his minimum annual bonus for the year in which termination occurs and (iii) all accrued and previously unused vacation time; and

•	if, after having been offered “comparable employment,” Mr. Cantaluppi terminates his employment for good reason within 180 days after the offer of “comparable employment,” Mr. Cantaluppi will be paid an amount equal to the sum of (i) two times his annual base salary for the year in which the change of control occurs, (ii) a pro rata portion of his minimum annual bonus for the year in which termination occurs and (iii) all accrued and previously unused vacation time.

For purposes of Mr. Cantaluppi’s employment agreement, “cause” is defined as set forth in Mr. Burns’s agreement (see above) and “change of control” is defined as set forth in Jeffrey Lynford’s agreement (see above), except that references to Jeffrey Lynford should be read as referring to Mr. Cantaluppi. For purposes of Mr. Cantaluppi’s agreement, “good reason” means (1) a material breach by either employer of its obligations under the agreement and the failure of such employer to remedy such breach within 30 days following delivery of written notice setting forth with particularity such breach, (2) the relocation of Reis Services’s principal offices to a location outside of Manhattan, Northern New Jersey or within a 50-mile radius from Mr. Cantaluppi’s home, or (3) the material diminution in Mr. Cantaluppi’s duties or responsibilities or the material demotion of Mr. Cantaluppi. “Comparable employment” is defined as an offer to continue employment for at least the balance of the term of Mr. Cantaluppi’s employment agreement with the same title, and performing substantially similar duties, at a salary and bonus (and with benefits) that is not less than is provided for in his employment agreement.

General.  If any payment to Jeffrey Lynford, Lloyd Lynford or Mr. Garfield would be an “excess parachute payment,” which would be subject to an excise tax under Section 4999 of the Code, then each of them, as applicable, will be paid either (1) the full amount or (2) a reduced amount so that he will not owe an excise tax under Section 4999 if payment of the reduced amount will result in greater after-tax proceeds to any of them as applicable. Additionally, Jeffrey Lynford’s employment agreement provides for his preference that any amounts not paid to him by reason of such a reduction be paid by the Company in equal amounts to Princeton University’s Woodrow Wilson School of Public International Affairs, the National Trust for Historic Preservation and the Weill Medical College of Cornell University, provided that at the applicable time Jeffrey Lynford is not a director or trustee of any of these organizations.

The following table presents, for each named executive officer, the potential contractual post-employment payments and payments on a change of control and assumes that the triggering event took place on December 31, 2007.

		Before Change	After Change of
		of Control	Control
		Without	Without		Other Post-
		Cause or for	Cause or for	Death and	Employment
Name	Benefit	Good Reason	Good Reason	Disability	Payments

Lloyd Lynford	Severance	$906,250	$937,500	$—	$—
	Bonus	$760,894	$760,894	$810,000	$—
	Benefits	$20,000	$20,000	$—	$—
Jeffrey H. Lynford	Severance	$906,250	$937,500	$—	$—
	Bonus	$375,000	$375,000	$375,000	$—
	Benefits	$75,000	$75,000	$75,000	$—
Jonathan Garfield	Severance	$906,250	$937,500	$—	$—
	Bonus	$352,266	$352,266	$375,000	$—
	Benefits	$20,000	$20,000	$—	$—
James J. Burns	Severance	$—	$—	$110,500	$—
	Bonus(A)	$150,000	$150,000	$150,000	$—
David M. Strong	Severance(B)	$435,920	$435,920	$435,920	$—
	Bonus(C)	$—	$—	$163,470	$—
Mark P. Cantaluppi	Severance	$457,000	$457,000	$—	$—
	Bonus	$114,250	$114,250	$114,250	$—

(A)	Mr. Burns is entitled to a bonus of $75,000 for each full calendar year of service since January 1, 2006 up to an aggregate of $225,000 through December 31, 2008.

(B)	Mr. Strong is entitled to a payment equal to two times his then base salary upon the earlier of the sale of all condominium units at the Gold Peak project or December 31, 2008. If the project is not completely sold out, he may continue to work but the termination payment is due.

(C)	After all 259 Gold Peak condominium units are sold, Mr. Strong is entitled to receive an amount equal to the first $259,000 of the Company’s profits from the Gold Peak project over $8,000,000, plus 5% of the Company’s profits in excess of $8,259,000. Mr. Strong is also entitled to receive the balance of an incentive-based bonus based on an internal rate of return realized from the inception of the Palomino Park project. None of the foregoing amounts are included in the above table.

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of Reis’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, this report of the Compensation Committee will not be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that is required by the rules established by the SEC. Based on such reviews and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

The Compensation Committee of the Board of Directors of Reis, Inc.

Michael J. Del Giudice (Chairperson)
Meyer S. Frucher
Edward Lowenthal

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Reis’s executive officers and directors, and persons who own more than 10% of any registered class of Reis’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish Reis with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to Reis from the individuals required to file the reports, Reis believes that each of Reis’s executive officers and directors has complied with applicable reporting requirements for transactions in Reis’s common stock during the fiscal year ended December 31, 2007, except that Ms. Cohen filed two late reports on Form 4, representing six purchases of Reis common stock, and one amended report on Form 3, representing two holdings not reported on her initial Form 3. All transactions and holdings are currently reported and reflected in this proxy statement.

Submission of Future Stockholder Proposals and Nominations

The deadline for stockholders to submit proposals to be considered for inclusion in Reis’s proxy statement for its 2009 annual meeting of stockholders is December 26, 2008.

In addition, nominations by stockholders of candidates for election as a director or submission of new business proposals must be submitted in compliance with Reis’s current bylaws. Reis’s bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such a meeting, notice must be given to Reis’s Corporate Secretary no more than 120 days nor less than 90 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. Accordingly, under the current bylaws, for a stockholder nomination or business proposal to be considered at the 2009 annual meeting of stockholders, a notice of such nominee or proposal must be received not earlier than December 26, 2008 and not later than January 25, 2009. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to the date of the preceding year’s annual meeting and not later than the 90th day prior to the date of mailing of the notice for that annual meeting or the tenth day following the day on which public announcement of the date of that meeting is first made. For additional requirements, a stockholder may refer to Reis’s bylaws, a current copy of which may be obtained at Reis’s website, www.reis.com, or without charge upon request from Reis’s Corporate Secretary.

Miscellaneous

Reis’s Annual Report to Stockholders for the year ended December 31, 2007 accompanies this proxy statement and has been mailed to persons who were stockholders of Reis as of the close of business on April 23, 2008. Any stockholder who has not received a copy of the Annual Report to Stockholders may obtain a copy by writing to Reis’s Corporate Secretary. Neither the Annual Report to Stockholders nor Reis’s website are to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of the annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Annex A

REIS, INC.

2008 OMNIBUS INCENTIVE PLAN

RECITALS

WHEREAS, Reis, Inc., a Maryland corporation (the “Company”), desires to adopt an incentive plan to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as directors and/or employees of, and consultants or advisors to, the Company and its Subsidiaries by increasing their proprietary interest in the Company’s growth and success;

NOW, THEREFORE, effective as of May 29, 2008 (the “Effective Date”), the Company hereby adopts the Reis, Inc. 2008 Omnibus Incentive Plan (the “Plan”) to read as follows:

See Article 12 for a glossary of defined terms.

ARTICLE 1.

PURPOSE OF THE PLAN

1.1. Purpose.  The purpose of the Plan is to assist the Company in attracting, motivating, retaining and rewarding selected individuals to serve as Directors, officers and employees of, and consultants and advisors to, the Company or any of its Subsidiaries or Affiliates who will contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentive inherent in the ownership of the Company’s Common Stock (the “Shares”). Stock options granted under the Plan will be either stock options intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (such options, “Incentive Stock Options”) or options that do not qualify as Incentive Stock Options (such options, “Nonqualified Stock Options.”) For purposes of the Plan, the term “Subsidiary” shall mean “subsidiary corporation,” as such term is defined in section 424(f) of the Code, and “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Plan, the term “Award” shall include the grant of an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Stock Purchase Award, a Restricted Stock Award, a Restricted Stock Unit, a Performance Share Award or an Other Stock-Based Award. For purposes of the Plan, the term “Options” means both Incentive Stock Options and Nonqualified Stock Options.

ARTICLE 2.

SHARES SUBJECT TO AWARDS

     2.1. Number of Shares.

(a) Subject to adjustment as provided in Section 10.5, a total of 1,000,000 Shares shall be authorized for issuance under the Plan, plus any Shares described in subsection 2.1(b).

(b) If any Shares subject to an Award, or subject to an award under the Wellsford Real Properties, Inc. 1997 Management Incentive Plan, the Wellsford Real Properties, Inc. Rollover Stock Option Plan or the Amended and Restated Wellsford Real Properties, Inc. 1998 Management Incentive Plan (collectively, the “Prior Plans”) and outstanding on the Effective Date, that expire or are forfeited, terminated, canceled or surrendered without issuance of such Shares, or any Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award under the Prior Plans (including any payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such expiration, forfeiture, termination, cancellation, surrender, cash settlement or non-issuance, again be available for issuance under the Plan. “Wellsford Real Properties, Inc.” is the former name of the Company.

(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan. In the event that (i) any option or award granted under the Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan.

(d) Solely for purposes of determining whether Shares are available for the grant of incentive stock options under Section 422 of the Code, the maximum aggregate number of Shares that may be issued pursuant to incentive stock options shall be 1,000,000 Shares, subject to adjustment as provided in Section 10.5.

(e) Shares subject to Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any of its Subsidiaries or Affiliates or with which the Company or any of its Subsidiaries or Affiliates combines (each such award, a “Substitute Award”) shall not reduce the Shares authorized for issuance under the Plan.

2.2. Character of Shares.  Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares acquired by the Company or otherwise.

2.3. Limitations on Grants to Individual Participant.  Subject to the adjustment provisions of Section 10.5, the maximum number of Shares with respect to all Awards that may be granted under the Plan to any Participant during any 36-month period is 500,000 Shares (the “Grant Limitation”). If an Award is canceled, the Shares with respect to such canceled Award shall continue to be counted toward the Grant Limitation for the year granted.

2.4. Delegation of Authority.  The Committee may delegate its authority to grant Awards to persons who are not reporting persons under Section 16 of the Exchange Act or covered employees as defined in Section 409A of the Code on account of their positions with the Company or any Subsidiary or Affiliate.

ARTICLE 3.

ELIGIBILITY AND ADMINISTRATION

     3.1. Awards to Employees, Directors, Consultants and Advisors.

(a) Persons who receive Options under Article 4 (“Optionees”), Stock Appreciation Rights under Article 5, Restricted Stock Awards under Article 6, Restricted Stock Units under Article 7, Performance Share Awards under Article 8, or Other Stock-Based Awards under Article 9 (in each case, a “Participant”) shall consist of such employees and Directors of, and consultants and advisors to, the Company or any of its Subsidiaries or Affiliates, as the Committee shall select from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan shall not require the Committee to include such Participant under other portions of the Plan.

(b) No Option which is intended to qualify as an Incentive Stock Option may be granted to any employee who, at the time of such grant, owns, directly or indirectly (within the meaning of sections 422(b)(6) and 424(d) of the Code), shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any of its Subsidiaries or Affiliates, unless at the time of such grant, (i) the option price is fixed at not less than 110% of the Fair Market Value of the Shares subject to such Option, determined on the date of the grant, and (ii) the exercise of such Option is prohibited by its terms after the expiration of five (5) years from the date such Option is granted.

     3.2. Administration.

(a) The Plan shall be administered by the compensation committee of the board of directors of the Company (such compensation committee, the “Committee,” and such board of directors, the “Board”), provided, however, unless otherwise determined by the directors of the Company (the directors of the Company being herein referred to as the “Directors”), each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and the regulations thereunder. In no event shall the Committee consist of fewer than two Directors. The Directors may remove from, add members to, or fill vacancies in, the Committee.

(b) The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members. Without limiting the generality of the foregoing, the Committee is authorized, subject to any limitations of the Plan, to: (i) select the employees, Directors, consultants and advisors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary or Affiliate. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a member of the Committee shall require the prior approval of the Board (excluding persons who are also members of the Committee).

(c) Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to it as it may deem necessary or advisable. All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors and employees, and Plan Participants.

ARTICLE 4.

OPTIONS

     4.1. Grant of Options.

(a) The Committee shall determine, within the limitations of the Plan, the Participants to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option and the option price, and shall designate such Options at the time of the grant as either Incentive Stock Options or Nonqualified Stock Options; provided, however, that Incentive Stock Options may only be granted to employees of the Company or a Subsidiary.

(b) All Options granted pursuant to this Article 4 shall be authorized by the Committee and shall be evidenced in writing by stock option agreements (“Stock Option Agreements”) in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan, and, with respect to any Stock Option Agreement granting Incentive Stock Options are not inconsistent with Section 422 of the Code. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such option. Any individual who is granted an Option pursuant to this Article 4 may hold more than one Option granted pursuant to such Articles at the same time and may hold both Incentive Stock Options and Nonqualified Stock Options at the same time. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate Nonqualified Stock Option.

     4.2. Option Price.

(a) The option price per each Share purchasable under any Option shall not be less than 100% of the Fair Market Value, except in the case of Substitute Awards or in connection with an adjustment provided in Section 10.5, of such Share on the date of the grant of such Option.

(b) Without the approval of the Company’s stockholders, other than pursuant to Section 10.5, the Committee shall not (i) reduce the option price per Share of any Option after the date of grant, (ii) cancel any Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

4.3. Option Period.  The period for which an Option is exercisable shall not exceed ten (10) years from the date such Option is granted. After the Option is granted, the option period may not be reduced.

4.4. Exercise of Options.  No Incentive Stock Option may be assignable or transferable by the Optionee, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee, only by the Optionee or his guardian or legal representative. Unless otherwise provided in a Stock Option Agreement, full payment of the purchase price of an Option shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) with the consent of the Committee, by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in a Stock Option Agreement, or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

4.5. Death.  In the event an Optionee dies while employed by, or in the service of, the Company or any of its Subsidiaries or Affiliates, any Option(s) held by such Optionee (or his or her Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee, unless earlier terminated pursuant to its terms, provided, however, that if the term of such Option would expire by its terms within six months after the Optionee’s death, the term of such Option shall be extended until six months after the Optionee’s death, provided further, however, that in no instance may the term of an Incentive Stock Option, as so extended, exceed the maximum term set forth in Section 3.1(b)(ii) or 4.3.

4.6. Disability.  In the event of the termination of employment or service of an Optionee due to total disability, such Optionee, or his guardian or legal representative, or a Permitted Assignee shall have the unqualified right to exercise any Option(s) which have not been previously exercised or expired and which the Optionee (or his or her Permitted Assignee) was eligible to exercise as of the first date of total disability (as determined by the

Committee), at any time within one (1) year after such termination, unless earlier terminated pursuant to its terms; provided, however, that if the term of such Option would expire by its terms within six months after such termination, the term of such Option shall be extended until six months after such termination; provided further, however, that in no instance may the term of an Incentive Stock Option, as so extended, exceed the maximum term set forth in Section 3.1(b)(ii) or 4.3. The term “total disability” shall, for purposes of the Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

ARTICLE 5.

STOCK APPRECIATION RIGHTS

5.1. Grant and Exercise.  The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion. A “Stock Appreciation Right” is a right granted to a Participant to receive Shares or cash as provided in this Article 5 based upon the appreciation in value of Shares. A Stock Appreciation Right may be exercised by the Participant in accordance with Section 5.2 by giving written notice thereof to the Company. Upon giving such notice, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 5.2. In the case of a Stock Appreciation Right granted in conjunction with an Option, the Award shall specify the extent to which an exercise or termination of the Stock appreciation Right affects the exercise or termination of the Option and an exercise or termination of the Option affects the exercise or termination of the Stock Appreciation Right.

5.2. Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the Participant shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the right on the date of grant, which grant price, except in the case of Substitute Awards or in connection with an adjustment provided in Section 10.5, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

(b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) With respect to Stock Appreciation Rights granted in connection with an Option that is intended to be an Incentive Stock Option, the following shall apply:

(i) No Stock Appreciation Right shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution, and Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

(ii) Stock Appreciation Rights granted in connection with an Option may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the option price at which Shares can be acquired pursuant to the Option

(iii) No such Stock Appreciation Right may be granted after the date of grant of the Incentive Stock Option.

(e) A Stock Appreciation Right shall (i) have a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option) and (ii) have a term not greater than ten (10) years.

Without the approval of the Company’s stockholders, other than pursuant to Section 10.5, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

(f) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

ARTICLE 6.

RESTRICTED STOCK AWARDS

     6.1. Restricted Stock Awards.

(a) A grant of Shares made pursuant to this Article 6 is referred to as a “Restricted Stock Award.” The Committee may grant to any Participant an amount of Shares in such manner, and subject to such terms and conditions relating to vesting, forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise) as the Committee shall establish (such Shares, “Restricted Shares”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written agreement (a “Restricted Stock Agreement”) which shall contain provisions determined by the Committee and not inconsistent with the Plan. The provisions of Restricted Stock Awards need not be the same for each Participant receiving such Awards. Restricted Stock Awards may be granted independently of other Awards or as payment under earned Performance Share Awards.

(b) Issuance of Restricted Shares. As soon as practicable after the date of grant of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on the books of the Company Shares registered in the name of the Company, as nominee for the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company retroactive to the date of grant, if a Restricted Stock Agreement delivered to the Participant by the Company with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Restricted Shares covered by Awards under this Article 6 shall be subject to the restrictions, terms and conditions contained in the Plan and the Restricted Stock Agreement entered into by and between the Company and the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares shall be held in custody by the Company or its designee.

(c) Stockholder Rights. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Restricted Stock Agreement as provided in Sections 6.1(a) and (b), the Participant shall become a stockholder of the Company with respect to all Shares subject to the Restricted Stock Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and shall be represented by book entry and held as prescribed in Section 6.1(b).

(d) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.

(e) Delivery of Shares Upon Release of Restrictions. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.1, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s beneficiary, one or more stock certificates for the appropriate number of Shares, free of all such restrictions, except for any restrictions that may be imposed by law.

     6.2. Terms of Restricted Shares.

(a) Forfeiture of Restricted Shares. Subject to Section 6.2(b), all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the employment or service of the Company or a Subsidiary or Affiliate until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Restricted Stock Agreement. The Committee, in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

(b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article 6 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Restricted Stock Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

ARTICLE 7.

RESTRICTED STOCK UNITS

7.1. Award of Restricted Stock Units.   Subject to the terms of this Article 7, a “Restricted Stock Unit” entitles a Participant to receive cash or one Share for each Restricted Stock Unit at the end of the period to which the Award relates (“Restricted Period”) to the extent provided by the Award. The Committee may Award to any Participant an amount of Restricted Stock Units in such manner, and subject to such terms and conditions relating to vesting, forfeitability, restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise), and such other provisions as the Committee shall establish. The terms of an Award of a Restricted Stock Unit under the Plan shall be set forth in a written agreement (a “Restricted Stock Unit Agreement”) which shall contain the Restricted Period(s), the number of Restricted Stock Units granted, and such other provisions determined by the Committee and not inconsistent with the Plan. The provisions of Restricted Stock Units need not be the same for each Participant receiving such Awards.

7.2. Forfeiture of Restricted Stock Units.  Except to the extent the Committee specifies otherwise, any Restricted Stock Unit which is not earned and vested by the end of the Restricted Period shall be forfeited. If a Participant’s date of termination occurs prior to the end of a Restricted Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock Units as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock Units or make such other adjustments as the Committee, in its sole discretion, deems desirable. With respect to any settlement contemplated by the foregoing sentence, such settlement shall be made in a manner that complies with the requirements of Section 409A of the Code (unless otherwise agreed to by the Committee and the Participant).

7.3. Restricted Stock Units.  Except to the extent the Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Company. During any period in which Restricted Stock Units are outstanding and have not been settled in Shares, the Participant shall not have the rights of a stockholder, but, in the discretion of the Committee, may be granted the right to receive a payment from the Company in lieu of a dividend as set forth in the Restricted Stock Unit Agreement in an amount equal to any cash dividends that might be paid during the Restricted Period. With respect to any grant contemplated by the foregoing sentence, no such grant shall be made to a Participant unless it complies with the requirements of Section 409A of the Code (unless otherwise agreed to by the Committee and the Participant). Until a Restricted Stock Unit is settled, the number of Shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 10.5.

ARTICLE 8.

PERFORMANCE SHARE AWARDS

8.1. Performance Shares; Performance Objectives.  Performance Shares shall not be issued at the time of award, but the Award relating to the Performance Share shall represent the right to receive Shares (or equivalent value) if specified performance objectives are achieved (the “Performance Shares”) over a specified period (“Performance Period”). The Performance period shall be at least one (1) year in duration. The performance objectives may be established from time to time by the Committee. Performance objectives need not be the same in respect of all Participants and may be established separately, at the time of each Performance Share Award, for the Company as a whole or for its various groups, divisions and Subsidiaries, all as the Committee may determine, in its discretion.

8.2. Performance Share Awards.  Performance Share Awards shall be made pursuant to performance programs as follows:

(a) Performance Programs; Awards. The Committee shall establish one or more performance programs, each with one or more specified objectives and specified performance periods over which the specified objectives are targeted for achievement.

Participants may be awarded Performance Shares in any one or more of the performance programs. Awards in any program shall be made to such number of Participants as then determined by the Committee. In making its determination of who shall be Participants in any performance program, the Committee shall take into account such factors as the Participant’s level of responsibility, job performance, level and types of compensation, number of Shares owned, and such other factors as the Committee deems relevant. The Committee may require the Participant to own Shares as it may determine to be appropriate. The Committee may also require the Participant to provide proof of ownership of such Shares and to report any sales or other disposition of Shares during the Performance Period.

(b) Notice of Performance Share Awards. Upon the granting of any Performance Share Award by the Committee, the Participant shall be advised of the number of Performance Shares awarded to him and of the terms of the Performance Share Award in a written agreement of award given to the Participant (the “Performance Shares Agreement”).

8.3. Performance Share Distribution.  The amount which a holder of Performance Share Awards shall be entitled to receive if the applicable performance objective(s) is met shall be the percentage of the Performance Share Award set forth in the individual Performance Shares Agreement. Distributions shall be made in Shares (which may include stock with certain restrictions attached), or equivalent value of such Shares at the Committee’s discretion. The Participant’s tax withholding requirements shall be satisfied in accordance with Section 11.2.

8.4. Time of Payment.  Subject to the provisions of Section 10.8, distribution of amounts to which a Participant is entitled in respect of Performance Share Awards shall be made as soon as practicable after the end of the Performance Period at a time that complies with the rules of Section 409A of the Code.

8.5. Conditions to Payments.  Except as otherwise herein provided or determined by the Committee, a Participant, in order to be entitled to receive any payment in respect of Performance Share Awards, must be in the employment or service of the Company or a subsidiary or Affiliate of the Company on the expiration of the relevant Performance Period and must have been continuously in the employment or service of the Company or a Subsidiary or affiliate from the time of the Performance Share Award except for leaves of absence which may be approved by the Committee. If termination of employment or service occurs prior to the expiration of the relevant Performance Period on account of death or total disability (within the meaning of Section 4.6), the Committee may, in its sole discretion, distribute to the Participant (in the case of total disability) or his surviving spouse, heirs or estate (in the case of death), such amounts and at such time as the Participant would be entitled to if he had satisfied the employment or service requirement for the entire Performance Period.

ARTICLE 9.

OTHER STOCK-BASED AWARDS

9.1. General.  The Committee may from time to time grant Other Stock-Based Awards including without limitation those awards pursuant to which Shares may be acquired in the future, such as awards denominated in Common Stock, stock units, securities convertible into Common Stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Other Stock-Based Awards. The Committee may, in its sole discretion, direct the Company to issue Shares in respect of Other Stock-Based Awards subject to restrictive legends, stop transfer instructions or other restrictions as it may deem appropriate.

ARTICLE 10.

GENERALLY APPLICABLE PROVISIONS

10.1. Fair Market Value.  If the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the “Fair Market Value” of a Share as of a specified date shall mean the closing price of the Shares on the date as of which Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on the principal securities exchange on which the Shares are listed or admitted to trading. If the Shares are not listed or admitted to trading on any such exchange but are traded in the over-the-counter market or are traded on any similar system then in use, the Fair Market Value of a Share shall be the average of the high and low sales price for the day as of which the Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on such system. If the Shares are not publicly traded, Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify.

10.2. Transferability.  Awards other than Incentive Stock Options may be transferable by a Participant to any one or more of the following persons (each, a “Permitted Assignee”): (i) the spouse, parent, issue, spouse of issue, or issue of spouse (“issue” shall include all descendants whether natural or adopted) of such Participant; (ii) a trust for the benefit of one or more of those persons described in clause (i) above or for the benefit of such Participant or for the benefit of any such persons and such Participant; or (iii) an entity in which the Participant or any Permitted Assignee thereof is a beneficial owner; provided, however, that such Permitted Assignee shall be bound by all of the terms and conditions of this Plan and shall execute an agreement satisfactory to the Company evidencing such obligation; provided further, however, that any transfer by a Participant to any Permitted Assignee shall be subject to the prior consent of the Committee; and provided further, however, that such Participant shall remain bound by the terms and conditions of this Plan. The Company shall cooperate with a Participant’s Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted pursuant to this Section 10.2.

10.3. Termination of Employment or Services.  The Committee shall determine and set forth in each Award agreement whether any Awards granted in such Award agreement will continue to be payable, vest or be exercisable, and the terms thereof, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary or Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of employment or services will be determined by the Committee, in its sole and absolute discretion. Unless otherwise provided in an Award agreement or determined by the Committee and subject to the provisions of Sections 4.5 and 4.6, in the event of the termination of employment or service of a Participant for any reason, any Award(s) held by such Participant (or his or her Permitted Assignee) under this Plan and not previously exercised, paid or vested shall be deemed canceled and terminated on the day of such termination or separation.

10.4. Amendment and Modification of the Plan.  The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Committee may not amend the Plan, without the approval of the Company’s stockholders, to increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 10.5). In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant (or a Permitted Assignee thereof) under any Award previously granted without such Participant’s consent.

10.5. Adjustments.  In the event that the Committee shall determine that any dividend or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Awards have been or may be issued under the Plan, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as the Committee deems equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Award; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision (unless otherwise agreed by the Committee and the holder of such option); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. In the event of any reorganization, merger, consolidation, split-up, spin-off, or other business combination involving the Company (collectively, a “Reorganization”), the Committee or the Board may cause any Award outstanding as of the effective date of the Reorganization to be canceled in consideration of a cash payment or alternate Award made to the holder of such canceled Award equal in value to the fair market value of such canceled Award. The determination of fair market value shall be made by the Committee or the Board, as the case may be, in their sole discretion. With respect to each adjustment contemplated by this Section 10.5, no such adjustment shall be authorized to the extent that such adjustment would cause an Award to violate the provisions of Section 409A of the Code (unless otherwise agreed by the Committee and the holder of such Award).

10.6. Change of Control Provisions.  The Award agreements may contain provisions for acceleration of vesting, exercisability, or payout, in the event of (a) a change in ownership or effective control of the Company or (b) a change in the ownership of a substantial portion of the assets of the Company as defined in the Award agreement. Without limiting the foregoing, Award agreements may provide that in such event (i) Options and Stock Appreciation Rights outstanding as of the date of such event shall be cancelled and terminated without payment therefore if the Fair Market Value of one Share as of the date of the event is less than the per Share Option exercise price or Stock Appreciation Right grant price, (ii) any deferral or other restriction shall lapse and (iii) Performance Share Awards shall be immediately settled or distributed.

10.7. Dividend Equivalents.  Subject to the provisions of the Plan and any Award agreement, the recipient of an Award (including any deferred Award) other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

10.8. Deferrals.  Subject to Section 409A of the Code, the Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.

10.9. Restrictive Covenants.  Awards may contain such provisions regarding prohibitions against competition and solicitation, confidentiality and such other provisions concerning financial restatements as the Committee may determine.

10.10. Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees on assignments outside their home country.

ARTICLE 11.

MISCELLANEOUS

     11.1. Section 162(m).

(a) The performance criteria for Performance Share Awards, Restricted Stock Awards, Restricted Stock Units and Other Stock-Based Awards which are intended to qualify as “performance-based compensation” (as defined in section 162(m) of the Code) (a “162(m) Award”), shall mean one or more of the following (which may be calculated on an absolute or per Share basis) as it relates to the Company and/or any one or more of its Subsidiaries or Affiliates, as the Committee deems appropriate: net sales; revenue; product revenue; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margins; year-end cash; debt reductions; stockholders’ equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel.

(b) If the applicable performance criteria under a 162(m) Award are achieved for a given Performance Period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that Performance Period. Under no circumstances may the Committee use discretion to increase the amount payable to a Participant under a 162(m) Award.

(c) Performance Share Awards that are intended to qualify as 162(m) Awards shall also comply with the following requirements: Not later than the earlier of (i) 90 days after the commencement of each fiscal year of the Company and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing, designate one or more Performance Periods, determine the Participants for such Performance Periods and determine the performance goals for determining the Award for each Participant for such Performance Period(s) based on attainment of specified levels of one or any combination of the performance criteria. Such performance goals may be based solely by reference to the performance of the Company or any of its Subsidiaries or Affiliates, or the performance of a division, business segment or business unit of the Company or any Subsidiary or Affiliate, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. In determining attainment of a performance goal, the comparisons utilized shall be consistently applied from year to year. Provided that it is so specified at the time the performance goals are established, the Committee may exclude charges related to an event or occurrence which the Committee determines should be excluded, including, without limitation, (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles. At such time as it shall determine appropriate following the conclusion of each Performance Period but prior to payment of such Award, the Committee shall certify, in writing, that the performance goals and any other material terms were in fact satisfied.

11.2. Tax Withholding.  All payments or distributions made pursuant to the Plan to a Participant (or a Permitted Assignee thereof) shall be net of any applicable federal, state and local withholding taxes arising as a result of the grant of any Award, exercise of an Option or Stock Appreciation Rights or any other event occurring pursuant to this Plan. The Company shall have the right to withhold from such Participant (or a Permitted Assignee thereof) such withholding taxes as may be required by law, or to otherwise require the Participant (or a Permitted Assignee thereof) to pay such withholding taxes. If the Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. In satisfaction of the requirement to pay withholding taxes, the Participant (or Permitted Assignee) may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to the or Participant (or Permitted Assignee) pursuant to the Plan, having an aggregate Fair Market Value equal to the withholding taxes.

11.3. Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of the Plan and the Award agreement.

11.4. Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

11.5. Cancellation of Award.  Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by, or providing services to, the Company or any of its Subsidiaries of Affiliates or after termination of such employment or service, establishes a relationship with a competitor of the Company or any of its Subsidiaries or Affiliates or engages in activity that is in conflict with or adverse to the interest of the Company or any of its Subsidiaries or Affiliates, as determined by the Committee in its sole discretion. The Committee may provide in an Award agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

11.6. Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.7. Right of Discharge Reserved.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment or service of the Company or any of its Subsidiaries or Affiliates or affect any right that the Company or any of its Subsidiaries or Affiliates may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such employee, consultant, advisor, Director or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any of its Subsidiaries or Affiliates to the employee, consultant, advisor, or Director.

11.8. Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed for the Company or any of its Subsidiaries or Affiliates. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any of its Subsidiaries or Affiliates except as may be determined by the Committee or by the Board or the board of directors of the applicable Subsidiary or Affiliate of the Company.

11.9. Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

11.10. Gender and Number.  In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her,” any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

11.11. Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law which might otherwise apply, and shall be construed accordingly.

11.12. Termination of Plan.  The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the Shares entitled to vote thereon, provided such approval is obtained within 12 months after the date of adoption of the Plan by the Board. Awards may be granted under the Plan at any time and from time to time on or prior to May 28, 2018, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

11.13. Captions.  The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

ARTICLE 12.

GLOSSARY OF DEFINED TERMS

12.1. Defined Terms.  The following terms are defined in the Plan at the locations indicated:

Term	Location

“162(m) Award”	Section 11.1
“Affiliate”	Section 1.1
“Award”	Section 1.1
“Board”	Section 3.2(a)
“Code”	Section 1.1
“Committee”	Section 3.2(a)
“Company”	Recitals Paragraph
“Directors”	Section 3.2(a)
“Dividend Equivalents”	Section 10.7
“Effective Date”	Recitals Paragraph
“Exchange Act”	Section 1.1
“Fair Market Value”	Section 10.1
“Grant Limitation”	Section 2.3
“Incentive Stock Options”	Section 1.1
“issue”	Section 10.2
“Non-Employee Director”	Section 3.2(a)
“Nonqualified Stock Options”	Section 1.1
“Optionees”	Section 3.1(a)
“Options”	Section 1.1

Term	Location

“outside director”	Section 3.2(a)
“Participant”	Section 3.1(a)
“Performance Period”	Section 8.1
“Performance Shares”	Section 8.1
“Performance Shares Agreement”	Section 8.2(b)
“Permitted Assignee”	Section 10.2
“Plan”	Recitals Paragraph
“Prior Plans”	Section 2.1(b)
“Reorganization”	Section 10.5
“Restricted Period”	Section 7.1
“Restricted Shares”	Section 6.1(a)
“Restricted Stock Agreement”	Section 6.1(a)
“Restricted Stock Award”	Section 6.1(a)
“Restricted Stock Unit”	Section 7.1
“Restricted Stock Unit Agreement”	Section 7.1
“Shares”	Section 1.1
“Stock Appreciation Right”	Section 5.1
“Stock Option Agreements”	Section 4.1(b)
“Subsidiary”	Section 1.1
“subsidiary corporation”	Section 1.1
“Substitute Award”	Section 2.1(e)
“total disability”	Section 4.6

Annex B

REIS, INC.
2008 ANNUAL INCENTIVE COMPENSATION PLAN

Reis, Inc., a Maryland corporation (the “Company”), hereby adopts the following 2008 Annual Incentive Compensation Plan (the “Plan”) to provide incentive awards to executive officers and key persons of the Company.

1.  PURPOSE OF THE PLAN

The purpose of the Plan is to advance the interests of the Company and its stockholders and to assist the Company in attracting, motivating and retaining executive officers and other key persons of the Company and its Subsidiaries or Affiliates, who, because of the extent of their responsibilities, can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services, by providing incentives and financial rewards to such executive officers or other key persons, as the case may be.

2.  DEFINITIONS

2.1.  “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

2.2.  “Award” shall mean any amount granted to a Participant under the Plan. All Awards shall be qualified as performance-based compensation under Section 162(m) of the Code.

2.3.  “Board” shall mean the board of directors of the Company.

2.4.  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.5.  “Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder, subject to the provisions of Section 3.2(d) hereof.

2.6.  “Disability” shall mean any physical or mental condition of a Participant that in the opinion of the Committee renders the Participant incapable of continuing to be an employee of the Company and its Subsidiaries or Affiliates.

2.7.  “Participant” shall have the meaning set forth in Section 3.1.

2.8.  “Performance Criteria” shall mean one or more of the following (which may be calculated on an absolute or per Share basis) as it relates to the Company and/or any one or more of its Subsidiaries or Affiliates, as the Committee deems appropriate: net sales; revenue; product revenue; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margins; year-end cash; debt reductions; stockholders’ equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel.

2.9.  “Performance Period” shall mean the Company’s fiscal year or such other period that the Committee, in its sole discretion, may establish.

2.10.  “Plan” shall mean this Reis, Inc. 2008 Annual Incentive Compensation Plan.

2.11.  “Subsidiary” shall mean a subsidiary corporation within the meaning of Section 424(f) of the Code.

3.  ELIGIBILITY AND ADMINISTRATION

3.1.  Eligibility.  The individuals eligible to participate in the Plan shall be the Company’s Chief Executive Officer, any other executive officer and other key persons of the Company or a Subsidiary or Affiliate selected by the Committee to participate in the Plan (each, a “Participant”).

3.2.  Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the terms and conditions, not inconsistent with the provisions of the Plan, of each Award; (iii) determine the time when Awards will be granted and paid and the Performance Period to which they relate; (iv) determine the performance goals for Awards for each Participant in respect of each Performance Period based on the Performance Criteria and certify the calculation of the amount of the Award payable to each Participant in respect of each Performance Period; (v) determine whether payment of Awards may be deferred by Participants; (vi) interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan; (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Subsidiary or Affiliate, any Participant and any person claiming any benefit or right under an Award or under the Plan.

(c) To the extent not inconsistent with applicable law or the rules and regulations of the Nasdaq Stock Market LLC (or such other principal securities market on which the Company’s securities are listed or qualified for trading), the Committee may delegate to one or more officers of the Company or a committee of officers the authority to take actions on its behalf pursuant to the Plan.

(d) If stockholder approval is obtained for the Plan, then each member of the Committee shall be an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and the regulations thereunder, as the same may be amended from time to time. The Committee shall consist of no fewer than two persons. The Board may remove from, add members to, or fill vacancies in the Committee.

4.  AWARDS

4.1.  Performance Period; Performance Goals.  Not later than the earlier of (i) 90 days after the commencement of each fiscal year of the Company and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing, designate one or more Performance Periods, determine the Participants for such Performance Periods and determine the performance goals for determining the Award for each Participant for such Performance Period(s) based on attainment of specified levels of one or any combination of the Performance Criteria. Such performance goals may be based solely by reference to the Company’s performance or a Subsidiary’s or Affiliate’s performance or the performance of a division, business segment or business unit of the Company or of a Subsidiary or Affiliate, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. In determining attainment of a performance goal, the comparisons utilized shall be consistently applied from year to year. Provided that it is so specified at the time the performance goals are established, the Committee may exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including, without limitation, (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles.

If the applicable performance criteria under an Award are achieved for a given Performance Period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that Performance Period. Under no circumstances may the Committee use discretion to increase the amount payable to a Participant under an Award.

4.2.  Certification.  At such time as it shall determine appropriate following the conclusion of each Performance Period, the Committee shall certify, in writing, the amount of the Award for each Participant for such Performance Period.

4.3.  Payment of Awards.  The amount of the Award actually paid to a Participant may, in the sole discretion of the Committee, be less than the amount otherwise payable to the Participant based on attainment of the performance goals for the Performance Period as determined in accordance with Section 4.1. The actual amount of the Award determined by the Committee for a Performance Period shall be paid in cash or, to the extent permissible, in share awards under a stockholder-approved stock plan of the Company. Payment to each Participant shall be made during the first calendar year beginning after the end of the applicable Performance Period. Payment shall be made within such calendar year as soon as practical following completion of the annual audit covering the last year of the Performance Period.

4.4.  Commencement or Termination of Employment.  If a person becomes a Participant during a Performance Period (whether through promotion or commencement of employment) or if a person who otherwise would have been a Participant dies, retires or is Disabled, or if the person’s employment is otherwise terminated, during a Performance Period (except for cause, as determined by the Committee in its sole discretion), the Award payable to such a Participant may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the applicable Performance Period.

4.5.  Maximum Award.  The maximum dollar value of all Awards payable to any Participant in any 12-month period is $2,000,000.

5.  MISCELLANEOUS

5.1.  Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law. No amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

5.2.  Stockholder Approval.  The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote thereon, provided such approval is obtained within 12 months after the date of adoption of the Plan by the Board.

5.3  Tax Withholding.  The Company or a Subsidiary or Affiliate shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company or a Subsidiary or Affiliate shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or a Subsidiary or Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.4  Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan shall provide any Participant a right to receive any Award or payment under the Plan with respect to a Performance Period. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or a Subsidiary or Affiliate or affect any right that the Company or a Subsidiary or Affiliate may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of the termination of employment of any Participant. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

5.5  Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or a Subsidiary or Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or a Subsidiary or Affiliate except as may be determined by the Committee or by the Board, or by the board of directors of the applicable Subsidiary or Affiliate.

5.6  Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

5.7  Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

5.8  Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.9  Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation and deferred compensation if permitted by the Committee. With respect to any payments payable under the Plan to a Participant that are unpaid, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

5.10  Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York, without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly.

5.11  Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

5.12  Section 409A.  The Plan is entered into with the intention that amounts payable pursuant to its terms will not be treated as taxable income to a Participant until the Participant actually receives such amounts. The amounts payable under the Plan are intended to be in compliance with or otherwise exempt from the provisions of Section 409A of the Code and shall be interpreted and administered consistent therewith. To the extent future guidance or rules are promulgated under Code Section 409A from time to time, the Company may make such amendments to the Plan as may be necessary or helpful to comply with such guidance or rules.

PROXY
REIS, INC.
PROXY FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned stockholder of Reis, Inc., a Maryland corporation (the “Company”), hereby appoints Jeffrey H. Lynford and Lloyd Lynford, each acting individually and with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company owned of record by the undersigned at the 2008 Annual Meeting of Stockholders of the Company to be held on Thursday, May 29, 2008 at 10:00 a.m., local time, at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th floor, New York, NY 10104, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.
          The undersigned acknowledges receipt from the Company prior to execution of this proxy of (i) a Notice of Annual Meeting of Stockholders, (ii) a proxy statement dated April 25, 2008 and (iii) the Company’s Annual Report to Stockholders for the year ended December 31, 2007.
          THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.
Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

A.     PROPOSALS — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED AND FOR PROPOSALS 2-4.
1.      Election of Directors:

01- Jeffrey H. Lynford***	02- Lloyd Lynford***	03- M. Christian Mitchell***
/ / FOR	/ / FOR	/ / FOR
/ / WITHHOLD	/ / WITHHOLD	/ / WITHHOLD

04- Michael J. Del Giudice**	05- Jonathan Garfield**	06- Douglas Crocker II*
/ / FOR	/ / FOR	/ / FOR
/ / WITHHOLD	/ / WITHHOLD	/ / WITHHOLD

***	For a three year term expiring at the 2011 annual meeting of stockholders.
**	For a two year term expiring at the 2010 annual meeting of stockholders.
*	For a one year term expiring at the 2009 annual meeting of stockholders.
2.     Approval and adoption of the Reis, Inc. 2008 Omnibus Incentive Plan.

/ / FOR	/ / AGAINST	/ / ABSTAIN

3.     Approval and adoption of the Reis, Inc. 2008 Annual Incentive Compensation Plan.

/ / FOR	/ / AGAINST	/ / ABSTAIN
4.     Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

/ / FOR	/ / AGAINST	/ / ABSTAIN
5.     To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.
B.	NON-VOTING ITEMS
CHANGE OF ADDRESS — Please print new address below.

MEETING ATTENDANCE
/	/	Mark box to the right / / if you plan to attend the Annual Meeting.
C.	AUTHORIZED SIGNATURES — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. — DATE AND SIGN BELOW

Note: Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Date (mm/dd/yyyy) — Please print date below.
/ / / /

Signature 1 — Please keep signature within the box.
/ /

Signature 2 — Please keep signature within the box.
/ /